Portions of this agreement have been omitted based upon a request for confidential treatment. This agreement, including the non-public information, has been filed separately with the Securities and Exchange Commission. “[*]” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

MASTER SUBLEASE AGREEMENT
Dated as of September 16, 2014
between
REPUBLIC AIRLINE INC.
as Sublessor
and
FLYBE LIMITED
as Sublessee

To the extent, if any, that this Master Sublease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Master Sublease Agreement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Sublessor on the signature page thereof.

TABLE OF CONTENTS

Page

TABLE OF CONTENTS
(continued)
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ANNEXES AND EXHIBITS

ANNEX A	–	Definitions
ANNEX B	–	Delivery Conditions
ANNEX C	–	Return Conditions
EXHIBIT A	–	Form of Sublease Supplement
EXHIBIT B	–	Agreed Value Schedule
EXHIBIT C	–	Insurance
–

MASTER SUBLEASE AGREEMENT
This MASTER SUBLEASE AGREEMENT, dated as of September 16, 2014 (as amended, modified or supplemented from time to time, this “Sublease”), between REPUBLIC AIRLINE INC., an Indiana Corporation with its principal office at 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268 (together with its successors and permitted assigns, “Sublessor”), and FLYBE LIMITED, a company organized under the laws of England and Wales with its registered office at with its registered office at Jack Walker House, Exeter International Airport, Exeter Devon EX5 2HL, United Kingdom (together with its successors and permitted assigns, “Sublessee”);
W I T N E S S E T H:
WHEREAS, the Head Lessor and Sublessor are parties to Master Lease Agreement dated August 12, 2012, providing for the leasing of the Items of Equipment from the Head Lessor to Sublessor on the terms and conditions set forth therein;
WHEREAS, Sublessor and Sublessee desire to enter into this Sublease to provide for the subleasing of each Item of Equipment from Sublessor to Sublessee, subject to the terms and conditions hereof;
WHEREAS, Sublessee and Sublessor agree that each will enter into a Sublease Supplement supplementing this Sublease in respect of such Item of Equipment pursuant to which Sublessee will sublease such Item of Equipment from Sublessor and Sublessor will sublease such Item of Equipment to Sublessee when required pursuant to the terms of the Additional Agreement;
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the parties hereto agree as follows:
Section 1.Definitions. Capitalized terms used herein, including, without limitation, in the foregoing provisions, but not otherwise defined herein, shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A hereto.

Section 2.    Acceptance and Sublease. On the Delivery Date for an Item of Equipment, Sublessor hereby agrees (subject to satisfaction of the conditions set forth in Section 4(a) of the Additional Agreement) to tender delivery of such Item of Equipment at the Delivery Location for sublease to Sublessee hereunder, and Sublessee hereby agrees (subject to satisfaction of the conditions set forth in Section 4(b) of the Additional Agreement) to accept such Item of Equipment under sublease from Sublessor hereunder, as evidenced by the execution by Sublessor and Sublessee of a Sublease Supplement in respect of such Item of Equipment subleasing such Item of Equipment hereunder. Sublessee hereby agrees that such acceptance of such Item of Equipment, as evidenced by its execution of a Sublease Supplement in respect of such Item of Equipment, shall be regarded as absolute, unconditional and irrevocable acceptance of such Item of Equipment for all purposes of this Sublease.

Section 3.    Term and Rent.
(a)    Term. The Term for an Item of Equipment shall commence on the Delivery Date for such Item of Equipment, as determined pursuant to Section 2 of the Additional Agreement, and, unless earlier terminated in accordance with any provision of this Sublease, shall end on the Term Expiration Date for such Item of Equipment.
(b)    Basic Rent. On each Rent Payment Date, Basic Rent in respect of each Item of Equipment shall be due and payable and Sublessee shall pay Basic Rent in respect of each Item of Equipment in Dollars in an amount equal to (a) [*] for each Aircraft and (b) [*] for each Spare Engine, in each case prorated [*], and payable in advance. Each payment of Basic Rent shall be final and Sublessee shall not seek, or claim any right, to recover all or any part of such payment from Sublessor or any other Person for any reason whatsoever. On each Rent Payment Date, Sublessee will provide Sublessor with evidence that the applicable Base Rent payment has been made.
(c)    Supplemental Rent. (i) Sublessee shall pay (or cause to be paid) promptly to Sublessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Agreed Value in respect of an Item of Equipment as the same shall become due and owing and all other amounts of Supplemental Rent within five (5) Business Days after demand or within such other relevant period as may be provided in any Sublease Operative Document, and in the event of any failure on the part of Sublessee to pay any Supplemental Rent when due, Sublessor shall have all rights, powers and remedies provided for herein or in any other Sublease Operative Document or by Law or equity or otherwise in the case of nonpayment of Basic Rent. Sublessee also will pay to Sublessor, or to whosoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable Law, interest at the Past Due Rate on any part of any installment of Basic Rent not paid when due for any period from the due date for such installment of Basic Rent until the same shall be paid in full and on any part of any payment of Supplemental Rent not paid when due for the period until the same shall be paid in full. All computations of interest under this Sublease shall be made on the basis of a year of 360 days comprised of twelve 30-day months and actual days elapsed.

(d)    Initial Payment. Sublessee shall make a payment (the “Initial Payment”) to or at the direction of Sublessor in an amount equal to [*] for each Aircraft in [*] per Aircraft as follows: (i) [*]
The Initial Payment shall remain the property of the Sublessee and shall be held by the Owner Participant (either directly or in accounts over which Owner Participant shall have a security interest) and, with respect to each Aircraft, and to the extent previously paid with respect to such Aircraft, shall be paid to Sublessee upon (or within 10 days following) due performance by Sublessee of all the Redelivery Conditions applicable to that Aircraft provided that no Event of Default shall have occurred and be continuing and, to the extent previously paid with respect to an Aircraft shall be refunded to Sublessee (i) promptly if an Event of Loss occurs prior to the applicable Delivery Date with respect to such Aircraft, (ii) so long as no Default or Event of Default has occurred and is continuing, within 10 days following due performance by Sublessee of its obligations under this Sublease if an Event of Loss with respect to such Aircraft occurs after the applicable Delivery Date, and (iii) promptly if such Aircraft does not satisfy the Delivery Condition Requirements on a date that is six months after the scheduled date for delivery of that Aircraft, as set out in Schedule I to the Additional Agreement.
The Initial Payment, to the extent previously paid with respect to an Aircraft, shall be forfeited to Sublessor (or if not yet paid, shall remain due and owing from Sublessee to Sublessor) if Sublessee fails to take delivery of such Aircraft following the satisfaction of all applicable conditions precedent for any reason other than Sublessor’s failure to perform under the Sublease Operative Documents.
(e)    Payments in General. All payments of Rent shall be made directly by Sublessee (whether or not any Permitted Sublease shall be in effect) by wire transfer of immediately available funds prior to 1:00 p.m., New York time, on the date of payment, to Sublessor at the account specified in Schedule II to the Additional Agreement (or such other account as Sublessor shall direct in a notice to Sublessee at least ten (10) Business Days prior to the date such payment of Rent is due) (which Sublessor confirms is and will be the account to which it pays “Basic Rent” under the Head Lease). Sublessor hereby directs and Sublessee agrees that all payments of Supplemental Rent owing to any Person pursuant to the Sublease Operative Documents shall be made in Dollars in immediately available funds prior to 1:00 p.m., New York time, on the due date thereof at such office of such financial institution located in the continental United States of North America as the party entitled thereto may so direct at least ten (10) Business Days prior to the due date thereof.
(f)    Business Day Convention. Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (to the extent any such payment of Rent is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment of Rent from and after such scheduled date to such next succeeding Business Day.

Section 4.    Disclaimer; Sublessor’s Representations, Warranties and Agreements.
(a)    Disclaimer. SUBLESSOR AND SUBLESSEE AGREE THAT THE DISCLAIMERS, WAIVERS AND CONFIRMATIONS SET FORTH IN THIS SECTION SHALL APPLY TO EACH ITEM OF EQUIPMENT AT ALL TIMES DURING THE TERM. SUBLESSEE’S ACCEPTANCE OF AN ITEM OF EQUIPMENT ON THE DELIVERY DATE FOR SUCH ITEM OF EQUIPMENT SHALL BE CONCLUSIVE EVIDENCE THAT SUBLESSEE HAS FULLY INSPECTED SUCH ITEM OF EQUIPMENT AND EVERY PART THEREOF AND THAT SUCH ITEM OF EQUIPMENT, THE PARTS THEREOF AND THE AIRCRAFT DOCUMENTS IN RESPECT THEREOF ARE TECHNICALLY ACCEPTABLE TO SUBLESSEE AND SATISFY THE DELIVERY CONDITION REQUIREMENTS FOR SUCH ITEM OF EQUIPMENT AND ARE IN SUITABLE CONDITION FOR DELIVERY TO AND ACCEPTANCE BY SUBLESSEE.
(b)    Exclusion. BY ITS EXECUTION AND DELIVERY OF A SUBLEASE SUPPLEMENT IN RESPECT OF AN ITEM OF EQUIPMENT, SUBLESSOR SUBLEASES AND SUBLESSEE TAKES SUCH ITEM OF EQUIPMENT “AS-IS, WHERE-IS”. SUBLESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN SUBLESSEE AND SUBLESSOR, (i) SUBLESSEE IS SATISFIED THAT SUCH ITEM OF EQUIPMENT IS SUITABLE FOR ITS PURPOSES AND (ii) EXCEPT AS SET FORTH IN SECTIONS 4(c)(i) AND 4(c)(ii) WITH RESPECT TO SUBLESSOR, NONE OF SUBLESSOR, HEAD LESSOR, THE TRUSTEE OR OWNER PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO: (I) THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, TITLE CONVEYED, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE OF SUCH ITEM OF EQUIPMENT OR ANY PART THEREOF, (II) THE QUALITY OF THE MATERIAL OR WORKMANSHIP WITH RESPECT TO SUCH ITEM OF EQUIPMENT OR ANY PART THEREOF, (III) THE ABSENCE OF LATENT OR ANY OTHER DEFECT IN SUCH ITEM OF EQUIPMENT OR ANY PART THEREOF, WHETHER OR NOT DISCOVERABLE, (IV) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT OR THE LIKE, OR (V) THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO SUCH ITEM OF EQUIPMENT OR ANY PART THEREOF.
(c)    Representations, Warranties and Covenants of Sublessor. Sublessor (i) represents and warrants that on or before the Delivery Date for an Item of Equipment, Sublessor shall have a good and valid leasehold interest to such Item of Equipment, (ii) represents and warrants that on such Delivery Date such Item of Equipment shall be free of Sublessor Liens, (iii) covenants that neither it nor any Person claiming by, through or under it will, through its own actions or inactions, interfere in Sublessee’s or any Permitted Sublessee’s continued possession, use, operation and quiet enjoyment of such Item of Equipment during the Term unless an Event of Default has occurred and is continuing and this Sublease has been duly declared (or, with respect to Section 13(m) or (n), is deemed declared) in default, and this Sublease shall not be terminated except as provided herein and (iv) covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Sublessor Lien attributable to it on or with respect to any Item of Equipment and (v) represents and warrants that as of each Delivery Date the Sublessor has obtained all necessary consents required pursuant to Head Lease or otherwise to deliver and lease to the Sublessee each Item of Equipment to be delivered and leased to the Sublessee on such date.
(d)    SUBLESSOR SHALL NOT HAVE ANY OBLIGATION OR LIABILITY WHATSOEVER TO SUBLESSEE (WHETHER ARISING IN CONTRACT OR IN TORT, AND WHETHER ARISING BY REFERENCE TO NEGLIGENCE, MISREPRESENTATION OR STRICT LIABILITY OF SUBLESSOR OR OTHERWISE) FOR:
(i)    ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY ANY AIRCRAFT, AIRFRAME, ENGINE, SPARE ENGINE OR PROPELLER OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH (EXCEPT FOR DIRECT DAMAGES DUE TO SUBLESSOR’S BREACH AS AND TO THE EXTENT EXPRESSLY PROVIDED IN SECTION 4(c));
(ii)    THE USE, OPERATION OR PERFORMANCE OF ANY AIRCRAFT, AIRFRAME, ENGINE, SPARE ENGINE OR PROPELLER OR ANY RISKS RELATING THERETO;
(iii)    ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR ANY OTHER DIRECT INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE (EXCEPT FOR DIRECT DAMAGES DUE TO SUBLESSOR’S BREACH AS AND TO THE EXTENT EXPRESSLY PROVIDED IN SECTION 4(c)); OR
(iv)    THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF ANY AIRCRAFT, AIRFRAME, ENGINE, SPARE ENGINE OR PROPELLER OR ANY PART.
(e)    Waiver. SUBLESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND SUBLESSOR, ALL ITS RIGHTS IN RESPECT OF ANY CONDITION, WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF SUBLESSOR AND ALL CLAIMS AGAINST SUBLESSOR HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF ANY OF THE MATTERS REFERRED TO IN THIS SUBLEASE (EXCEPT IN RESPECT OF ANY BREACH BY THE SUBLESSOR OF ITS OBLIGATIONS UNDER SECTION 4(c)).
(f)    Disclaimer of Consequential Damages. SUBLESSEE AGREES THAT IT SHALL NOT BE ENTITLED TO RECOVER, AND HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT IT MAY OTHERWISE HAVE TO RECOVER, FOR INTERRUPTION OF

SERVICE, LOSS OF BUSINESS, LOST PROFITS OR REVENUES OR CONSEQUENTIAL DAMAGES (AS DEFINED IN SECTION 2A-520 OF THE UCC OR OTHERWISE) OR ANY SPECIAL OR INDIRECT DAMAGES AS A RESULT OF ANY BREACH OR ALLEGED BREACH BY SUBLESSOR OF ANY OF THE AGREEMENTS, REPRESENTATIONS OR WARRANTIES OF SUBLESSOR CONTAINED IN THE SUBLEASE (INCLUDING A BREACH BY SUBLESSOR UNDER SECTION 4(c)).
(g)    Confirmation. SUBLESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF THIS SECTION 4 AND ACKNOWLEDGES THAT RENT AND OTHER AMOUNTS PAYABLE UNDER THE OPERATIVE DOCUMENTS HAVE BEEN CALCULATED BASED ON ITS PROVISIONS.
(h)    Manufacturers’ Warranties. Unless an Event of Default shall have occurred and be continuing and this Sublease shall have been duly declared (or, with respect to Section 13(m) or (n) hereof, is deemed declared) in default, Sublessor agrees to make available to Sublessee during the Term such rights as Sublessor may have under any remaining unexpired warranty that is freely assignable with respect to any Item of Equipment made by the Manufacturer, the Engine Manufacturer, the Propeller Manufacturer or any affiliate thereof or any of its subcontractors or suppliers and any other claims (whether or not existing on the Delivery Date) against the Seller, the Manufacturer, the Engine Manufacturer, the Propeller Manufacturer or any affiliate thereof, or any such subcontractor or supplier with respect to any Item of Equipment. At any time an Event of Default has occurred and is continuing and this Sublease has been duly declared or deemed declared in default, all of Sublessee’s rights under any remaining unexpired warranty or other obligation with any of such Persons, with respect to the Equipment shall automatically revert to Sublessor.
(i)    Delivery Condition Requirements. The Sublessor shall tender for delivery each Item of Equipment in compliance with the Delivery Condition Requirements set forth in Annex B.

Section 5.    Return of the Aircraft.
(a)    Condition Upon Return. Sublessee shall comply with each of the provisions of Annex C hereto, which provisions are hereby incorporated by this reference as if set forth in full herein. All references to “Section 5” or “this Section 5” shall be deemed to include Annex C hereto.
(b)    Parking and Related Matters. If Sublessor gives written notice to Sublessee not less than thirty (30) days nor more than one hundred eighty (180) days prior to the end of the Term in respect of an Item of Equipment requesting parking or storage of such Item of Equipment upon its return hereunder, Sublessee will assist Sublessor, at Sublessor’s expense, in arranging outdoor parking or storage facilities for such Item of Equipment for a period up to 90 days, commencing on the date of such return, at such maintenance or storage facility as Sublessee and Sublessor may agree; provided that such location shall be a location generally used for the parking of commercial aircraft and spare engines by aircraft owners or operators or otherwise a facility used by the Sublessee for the parking of commercial aircraft and/or spare engines. Notwithstanding subsection (1)(A) of Annex C, such location shall be deemed to be the return location of such Item of Equipment for purposes of Annex C. Such parking or storage shall be at Sublessor’s risk and expense and Sublessor shall pay all applicable parking, storage, maintenance and insurance fees and expenses. Sublessee’s obligation to assist Sublessor in arranging parking or storage for an Item of Equipment shall be subject to Sublessor (or Head Lessor) entering into an agreement satisfactory to Sublessee prior to the commencement of the outdoor parking or storage period with the relevant facility providing, among other things, that Sublessor (or Head Lessor) shall bear all parking, storage and maintenance charges (other than maintenance required as a direct breach of Sublessee’s obligations under this Section 5) and other costs (including those costs referred to above) incurred relating to such storage.
(c)    Return of Other Engines or Propellers. In the event that any Engine and/or Propeller owned by Head Lessor shall not be installed on an Airframe at the time of return of such Airframe hereunder, Sublessee shall be required to return such Airframe hereunder with an Acceptable Alternate Engine and/or Acceptable Alternate Propeller meeting the requirements of, and in accordance with, this Section 5 and Section 9 (as if the Engine and/or Propeller owned by Head Lessor was subject to an Event of Loss; provided that the requirements set forth in clauses (i), (ii) and (iii) of Section 9(b) shall be completed on or before the date of return). Thereupon, Sublessor will request that Head Lessor transfer to Sublessee on an “as is, where is, with all faults” basis the Engine and/or Propeller constituting part of such Aircraft but not installed on such Airframe at the time of the return of such Airframe.
(d)    Obligations Continue Until Return. If Sublessee shall, for any reason, fail to return any Item of Equipment at the time and in the condition specified herein, all obligations of Sublessee under this Sublease shall continue in effect with respect to such Item of Equipment until such Item of Equipment is so returned to Sublessor and Sublessee shall pay to Sublessor an amount equal to [*] for such Item of Equipment [*] for such Item of Equipment to but excluding [*]; provided, however, that Sublessee shall not be responsible for Sublessor’s failure to accept return of such Item of Equipment in accordance with this Section 5 in a timely manner or for any Rent with respect to periods after Sublessee has tendered such Item of Equipment for return in accordance with this Sublease. Any Rent owed to Sublessor pursuant to this Section 5(d) shall be payable upon acceptance of such Item of Equipment by Sublessor or on the last day of each calendar month following the last day of the Term for such Item of Equipment if such Item of Equipment has not been accepted earlier.

Section 6.    Liens. Sublessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Item of Equipment, title thereto or any interest therein or in this Sublease (or any Permitted Sublease), except (i) the rights of Head Lessor as owner of the Equipment, the rights of Sublessor as lessee under the Head Lease, the respective rights of Sublessor and Sublessee as provided herein, the rights of any Permitted Sublessee under a Permitted Sublease and any other rights of any Person existing pursuant to the Sublease Operative Documents, (ii) the rights of others under agreements or arrangements to the extent permitted by the terms of Sections 7(b) and 8(b) hereof, (iii) Sublessor Liens, (iv) Head Lessor Liens, (v) Liens for Taxes of Sublessee (or any Permitted Sublessee) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any Airframe, Engine, Propeller or Spare Engine or any interest of the Sublessor, Head Lessor or Owner Participant therein, any risk of any material civil liability or any risk of criminal liability on the part of Sublessor, Head Lessor, the Trustee or the Owner Participant so long as Sublessee has maintained adequate reserves, (v) materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like Liens arising in the ordinary course of Sublessee’s (or, if a Permitted Sublease is then in effect, Permitted Sublessee’s) business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue for a period of more than thirty (30) days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any Airframe, Engine, Propeller or Spare Engine or any interest of the Owner Participant, Head Lessor or Sublessor therein, any risk of any material civil liability or any risk of criminal liability on the part of Sublessor, Head Lessor, the Trustee or the Owner Participant so long as Sublessee has maintained adequate reserves, (vi) any Lien of any EU ETS Authority arising in the ordinary course of business by operation of law in respect of obligations which are not overdue or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any Airframe, Engine, Propeller or Spare Engine or any interest of the Owner Participant, Head Lessor or Sublessor therein, any risk of any material civil liability or any risk of criminal liability on the part of Sublessor, Head Lessor, the Trustee or the Owner Participant so long as Sublessee has maintained adequate reserves; (vii) Liens arising out of any judgment or award against Sublessee (or any Permitted Sublessee) not covered by insurance, unless the judgment secured shall not, within sixty (60) days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within sixty (60) days after the expiration of such stay or there is at any time any risk of any material civil liability or any risk of criminal liability on the part of the Sublessor, Head Lessor, the Trustee or the Owner Participant, (viii) any other Lien with respect to which Sublessee (or any Permitted Sublessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Sublessor, (ix) Liens of any Financing Party incurred in connection with any back-leverage or similar transaction, and (ix) Liens approved in writing by Sublessor. Sublessee will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary to discharge duly any such Lien not excepted above if the same shall arise at any time.

Section 7.    Registration, Maintenance, Operation and Reregistration; Possession and Permitted Subleases; Insignia.
(a)    Registration, Maintenance, Operation and Reregistration.
(v)    Registration and Maintenance. Sublessee, at its own cost and expense, shall (or shall cause any Permitted Sublessee to): (A) ensure that each Aircraft is registered in the name of Sublessee (as lessee or charterer) on the United Kingdom Register of Civil Aircraft with the interest of the Head Lessor as owner thereof and the Sublessor as lessee and sublessor thereof notified to the Aviation Authority and Sublessee shall not do, and shall use its commercially reasonable endeavors to procure that no third party does, any act or thing which might prejudice or cancel such registration; provided that Sublessor shall execute and deliver (and request that Head Lessor execute and deliver) all such documents as Sublessee (or any Permitted Sublessee) may reasonably request for the purpose of effecting and continuing such registration, and Sublessee shall not register the Aircraft or permit the Aircraft to be registered other than with the Aviation Authority at any time, (B) maintain, service, repair and/or overhaul (or cause to be maintained, serviced, repaired and/or overhauled) each Item of Equipment (i) so as to keep each Item of Equipment in as serviceable an operating condition as when delivered to Sublessee (ordinary wear and tear excepted and subject to hours and cycle usage) and in such condition as necessary to enable the airworthiness certification for each Item of Equipment to be maintained in good standing at all times under the applicable requirements of the Aviation Authority and (ii) in accordance with Sublessee’s Maintenance Program or, if applicable, the maintenance program approved by the government of registry for the Equipment and utilizing the same manner of maintenance, service, repair or overhaul used by Sublessee (or any Permitted Sublessee) with respect to similar aircraft, engines and propellers operated by it and without in any way discriminating against the Equipment on the basis of its leased status or otherwise; (C) maintain or cause to be maintained in English all records, logs, other Aircraft Documents and other materials required to be maintained in respect of the Equipment by the Aviation Authority, which records, logs and other materials are understood and agreed to be the property of Head Lessor and subject to return to Sublessor in conjunction with any return to Sublessor of the Aircraft; and (D) promptly furnish to Head Lessor and Sublessor any information reasonably required to enable Sublessor and Head Lessor to perform any applicable government filings required of the owner of the Equipment.
(vi)    Lawful and Safe Operation. Sublessee will not maintain, use, service, repair, overhaul, locate or operate the Equipment, or permit any Permitted Sublessee to maintain, use, service, repair, overhaul, locate or operate any Item of Equipment in violation of any applicable Law or certificate of any government or governmental authority (domestic or foreign) having jurisdiction over the Equipment, or contrary to any airworthiness certificate, license or registration relating to the Equipment issued by any such authority, except to the extent Sublessee (or, if a Permitted Sublease is then in effect, any Permitted Sublessee) is contesting in good faith and by appropriate proceedings the validity or application of any such law, rule, regulation or order which does not involve (x) any more than de minimis risk of sale, forfeiture or loss of any part of the Equipment, (y) any risk of criminal liability to Sublessor, Owner Participant, the Trustee, or Head Lessor or (z) any risk of material civil liability against Sublessor, the Owner Participant, the Trustee or Head Lessor. Sublessee will not operate the Equipment, or permit any Permitted Sublessee to operate the Equipment, in any area excluded from coverage by any insurance required by the terms of Section 10. Until the termination of the Sublease, Sublessee will only operate the Equipment for commercial purposes from a base or bases within the European Union or from such other base or bases outside the European Union pursuant to Sublease or a wet-Sublease complying with Section 7(b)(viii), provided always that Sublessee must not use or operate any Item of Equipment or suffer or permit any Item of Equipment to be used or operated:
(A)    in violation of any applicable Law;
(B)    for any purpose for which such Item of Equipment was not designed or which is illegal;
(C)    to carry cargo which could reasonably be expected to damage such Item of Equipment;
(D)    in any circumstances or place where such Item of Equipment is not covered by the Insurance; or
(E)    for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Sublessee’s or a Permitted Sublessee’s cockpit personnel, and then only if the use of an Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Sublessee or any Permitted Sublessee, as the case may be.
(vii)    SECURITY MEASURES. FOR THE AVOIDANCE OF DOUBT, AS BETWEEN SUBLESSEE AND THE INDEMNITEES, SUBLESSEE ACKNOWLEDGES AND AGREES THAT:
(A)    SUBLESSEE IS SOLELY RESPONSIBLE FOR THE DETERMINATION AND IMPLEMENTATION OF ALL SECURITY MEASURES AND SYSTEMS NECESSARY OR APPROPRIATE FOR THE PROPER PROTECTION OF THE EQUIPMENT (WHETHER ON THE GROUND OR IN FLIGHT) AGAINST (A) THEFT, VANDALISM, HIJACKING, DESTRUCTION, BOMBING, TERRORISM OR SIMILAR ACTS, DIRECTLY OR INDIRECTLY AFFECTING IN ANY WAY THE EQUIPMENT OR ANY PART THEREOF, OR ANY PERSONS WHO (WHETHER OR NOT ON BOARD AN AIRCRAFT) MAY SUSTAIN ANY INJURY OR DAMAGE AS A RESULT OF ANY SUCH ACTS, (B) THE USE OF THE EQUIPMENT IN ANY ACTS, INCLUDING THOSE OF DESTRUCTION, BOMBING, TERRORISM OR SIMILAR ACTS, AND (C) THE TAKING, THEFT OR USE OF ANY PRODUCTS, CHEMICALS, GOODS, OR MATERIALS OF ANY KIND, FORM, OR NATURE

LOCATED ON BOARD AN AIRCRAFT OR BEING TRANSPORTED VIA AN AIRCRAFT;
(B)    SUBLESSEE’S IMPLEMENTATION OF SUCH SECURITY MEASURES AND SYSTEMS IS A MATERIAL OBLIGATION OF SUBLESSEE UNDER THE SUBLEASE, AND THAT SUBLESSOR AND HEAD LESSOR SHALL HAVE ABSOLUTELY NO RESPONSIBILITY THEREFOR, AND
(C)    SUBLESSEE, BEING IN SOLE OPERATIONAL CONTROL OF THE EQUIPMENT AND BEING IN THE BUSINESS OF OPERATING COMMERCIAL AIRCRAFT, IS UNIQUELY IN A POSITION TO IDENTIFY AND IMPLEMENT THOSE MAINTENANCE AND SECURITY MEASURES AS ARE NECESSARY TO COMPLY WITH ALL APPLICABLE REGULATIONS, AND AS ARE OTHERWISE APPROPRIATE AND THAT IN DOING SO, SUBLESSEE HAS NOT RELIED UPON, AND SHALL NOT RELY UPON, ANY STATEMENT, ACT, OR OMISSION OF SUBLESSOR OR HEAD LESSOR.
(b)    Possession and Permitted Subleases. Sublessee will not, without the prior written consent of Sublessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of any Airframe, Engine, Propeller or Spare Engine or install or permit any Engine, Propeller or Spare Engine to be installed on any airframe other than an Airframe or enter into any Wet Lease; provided that, (1) unless an Event of Default shall have occurred and be continuing, (2) this Sublease shall have been duly declared (or, in the case of an Event of Default of the type described in Section 13(m) or (n) hereof, been deemed declared) in default, and (3) Sublessor shall have taken action to terminate this Sublease or to repossess or demand repossession of the Aircraft, Sublessee may (or may permit any Permitted Sublessee to), without the prior written consent of Sublessor:
(i)    subject any Engine or Spare Engine to normal interchange agreements or any Engine or Spare Engine to pooling or similar arrangements, in each case on substantially similar terms as are customarily obtained by similarly situated commercial airlines operating similar aircraft and entered into by Sublessee (or, if a Permitted Sublease is then in effect, by Permitted Sublessee) in the ordinary course of its business; provided that (A) no such agreement or arrangement contemplates or requires the transfer of title to any Airframe, (B) if Head Lessor’s title to any Engine or Spare Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine or Spare Engine and Sublessee shall (or shall cause Permitted Sublessee to) comply with Section 9(b) hereof in respect thereof, Sublessor not intending hereby to waive any right or interest it may have to or in such Engine or Spare Engine under Law until compliance by Sublessee with such Section 9(b), (C) any interchange agreement to which any Engine or Spare Engine may be subject shall be with an air carrier based in the United Kingdom, and (D) the rights of any Engine or Spare Engine (other than Sublessee) under an interchange agreement covering any Airframe shall be expressly subject and subordinate to all of the terms of this Sublease and the Head Sublease and Sublessor’s and Head Lessor’s rights to repossess such Engine or Spare Engine and void such interchange agreement;
(ii)    deliver possession of any Airframe, Engine, Propeller or Spare Engine to the manufacturer thereof (or for delivery thereto) or to any organization (or for delivery thereto) for testing, service, repair, maintenance or overhaul work on such Airframe, Engine, Propeller or Spare Engine or any part of any thereof or for alterations or modifications in or additions to such Airframe, Engine, Propeller or Spare Engine to the extent required or permitted by the terms of Section 8(c) hereof;
(iii)    install an Engine, Propeller or Spare Engine on an airframe owned by Sublessee (or any Permitted Sublessee) free and clear of all Liens, except: (A) Permitted Liens and those which apply only to the engines (other than Engines or Spare Engines), propellers (other than Propellers) appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) in the case of pooling or similar arrangements contemplated by clause (i) above, the rights of third parties under such pooling or similar arrangements, provided that Head Lessor’s title and Sublessor’s leasehold interest to such Engine, Propeller or Spare Engine shall not be divested or impaired as a result thereof and (C) mortgage liens or other security interests, provided that (as regards this clause (C)) the documents creating such mortgage liens or other security interests (or, if applicable, another enforceable written agreement governing such mortgage liens or other security interests) effectively provide that such Engine, Propeller or Spare Engine shall not become subject to the Lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;
(iv)    install an Engine, Propeller or Spare Engine on an airframe leased to Sublessee (or any Permitted Sublessee) or purchased by Sublessee (or any Permitted Sublessee) subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees and (B) Liens of the type permitted by clause (iii) of this paragraph (b) and (y) such lease, conditional sale or other security agreement effectively provides that such Engine, Propeller or Spare Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;
(v)    install an Engine, Propeller or Spare Engine on any Airframe;
(vi)    install an Engine, Propeller or Spare Engine on an airframe owned by Sublessee (or any Permitted Sublessee), leased or subleased to lessee (or any Permitted Sublessee) or purchased by Sublessee (or any Permitted Sublessee) subject to a conditional sale or other security agreement under circumstances where neither clause (iii) nor clause (iv) of this paragraph (b) is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine, Propeller or Spare Engine and Sublessee shall (or shall cause any Permitted Sublessee to) comply with Section 9(b) hereof in respect thereof, Sublessor not intending hereby to waive any right or interest it may have to or in such Engine, Propeller or Spare Engine under applicable Law until compliance by Sublessee with such Section 9(b);
(vii)    to the extent permitted by Section 8(b) hereof, subject any Parts owned by Sublessor and removed from any Airframe, Engine, Propeller or Spare Engine to any pooling arrangement referred to in clause (i) of this paragraph (b);
(viii)    for a period not to extend beyond the end of the Term for an Item of Equipment, enter into a Wet Sublease for the applicable Airframe and Engines (or Spare Engines) or engines then installed thereon with any third party; provided that if Sublessee (or any Permitted Sublessee) shall enter into any Wet Lease for a period of more than one year (including renewal options), Sublessee shall provide Sublessor written notice of such Wet Lease (such notice to be given prior to entering into such Wet Lease, if practicable, but in any event promptly after entering into such Wet Lease), and each such Wet Lease shall be expressly made subject and subordinate to the terms of this Sublease;
(ix)    [*]
The rights of any Permitted Sublessee or other transferee who receives possession by reason of a transfer permitted by this Section 7(b) (other than where the transfer is of an Engine, Propeller or Spare Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any Permitted Sublease, Wet Lease or interchange arrangement permitted by this Section 7(b) shall be expressly subject and subordinate in accordance with the terms of this Sublease to, all the terms of the Head Lease and this Sublease and Sublessor’s and Head Lessor’s rights to repossess and to void such Permitted Sublease or other permitted transfer upon such repossession (and the right to require such person to forthwith deliver the relevant Aircraft, Airframe, Engines, Propellers or Spare Engines subject to such transfer upon the occurrence and during the continuation of an Event of Default and the declaration (or deemed declaration) of this Sublease being in default, subject in each case to the terms and conditions of this Sublease), and Sublessee shall remain primarily liable hereunder for the performance of all of the terms of this Sublease, and the terms of any such Permitted Sublease or permitted transfer shall not by their terms permit any Permitted Sublessee or other permitted transferee to take any action not permitted to be taken by Sublessee in this Sublease with respect to any Item of Equipment. In respect of any such Permitted Sublease, Sublessee shall furnish to Sublessor satisfactory evidence that the insurance required by Section 10 remains in effect or shall cause Permitted Sublessee to maintain insurance that complies with Section 10 and Sublessee shall make or cause to be made all necessary filings and recordings at Sublessee’s expense to preserve Head Lessor’s title to, and Sublessor’s leasehold interest in, the relevant Equipment. No pooling agreement, Sublease or other relinquishment of possession of any Airframe, Engine, Propeller or Spare Engine or Wet Lease shall in any way discharge or diminish any of Sublessee’s obligations to Sublessor hereunder (including, without limitation, Section 5 hereof) or constitute a waiver of Sublessor’s rights or remedies hereunder. Sublessor agrees for the benefit of Sublessee and for the benefit of any mortgagee or other holder of a security interest in any engine (other than an Engine or Spare Engine) or propeller (other than a Propeller) owned by Sublessee (or any Permitted Sublessee), any Lessor of any engine (other than an Engine or Spare Engine) or propeller (other than a Propeller) leased to Sublessee (or any Permitted Sublessee) and any conditional vendor of any engine (other than an Engine or Spare Engine) or propeller (other than a Propeller) purchased by Sublessee (or any Permitted Sublessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine or propeller so owned, leased or purchased and that none of Sublessor, its successors or assigns will acquire or claim, as against Sublessee (or any Permitted Sublessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine or propeller as the result of such engine or propeller being installed on any Airframe.
Any Wet Lease or similar arrangement under which Sublessee maintains operational control of an Aircraft shall not constitute a delivery, transfer or relinquishment of possession of an Aircraft for purposes of this Section 7(b). Sublessor acknowledges that any consolidation or merger of Sublessee or conveyance, transfer or Sublease of all or substantially all of Sublessee’s assets otherwise expressly permitted by the Operative Documents shall not be prohibited by this Section 7(b). In addition, Sublessor acknowledges that the restrictions on assignment set forth in Section 12 hereof shall not prohibit the exercise by Sublessee of its rights under this Section 7(b).
With respect to any Permitted Sublease to which the Cape Town Convention is applicable, (i) Sublessee shall cause any International Interest created by the Permitted Sublease, and assignment of Associated Rights made pursuant to the permitted assignment, to be registered at the International Registry and (ii) Sublessee shall cooperate with Sublessor (at no cost to Sublessor) in connection with the execution and filing of any documents, and registration on the International Registry of any International Interest (including the amendment, extension, subordination, assignment and/or discharge thereof necessary to conform to the terms hereof), as may be reasonably required by Sublessor to be executed, filed and/or registered from time to time with the International Registry and/or any registry or authority in the United States of America, the United Kingdom or any other applicable jurisdiction in order to protect the interests of Sublessor, Head Lessor, Owner Participant and Financing Parties’ Representative in and to the relevant Equipment, the Sublease or the Permitted Sublease under the Cape Town Convention and/or to ensure the validity, enforcement or priority thereof.
(c)    Insignia. On or prior to the Delivery Date for an Item of Equipment, or as soon as practicable thereafter, Sublessee agrees to affix and maintain (or cause to be affixed and maintained), at its expense, in the cockpit of the applicable Airframe adjacent to the airworthiness certificate therein and on each Engine and Spare Engine a nameplate bearing the inscription:
“This Aircraft/Engine is owned by Regional Equipment Trust, is leased to Republic Airline Inc. and subleased to Flybe Limited and may not be or remain in the possession of or be operated by, any other person without the prior written consent of Republic Airline Inc.”;
(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Head Lessor as permitted under the Head Lease Operative Documents). Except as above provided, Sublessee will not allow the name of any Person to be placed on any Airframe or on any Engine or Spare Engine or on any Propeller as a designation that might be interpreted as a claim of ownership; provided that nothing herein contained shall prohibit Sublessee (or any Permitted Sublessee) from placing its customary colors and insignia on any Airframe, Engine, Spare Engine or Propeller.

(d)    Air Traffic Control Information.
(i)    The Sublessee shall:
(A)    use commercially reasonable efforts to ensure Eurocontrol and any other relevant air traffic control authority or airport shall furnish to the Sublessor, upon the Sublessor’s request from time to time, statements of account of all sums due by the Sublessee or any Permitted Sublessee to such authorities or airports in respect of all aircraft (including the Aircraft) operated by the Sublessee or any Permitted Sublessee;
(B)    issue a validly executed Eurocontrol Letter;
(C)    ensure that each Eurocontrol Letter is promptly sent to Eurocontrol in accordance with Eurocontrol’s advertised procedures;
(D)    promptly;
(I)    enter into any agreement (including a “CEFA” agreement) required by Eurocontrol in accordance with its relevant standard procedures to enable the Sublessee or its authorized representative (or, as applicable, any Permitted Sublessee or its authorized representative) to access details of the information referred to in the Eurocontrol Letter via Eurocontrol’s web-based data retrieval service; and
(II)    if requested by the Sublessor, provide to it a copy of any such agreement when executed by all parties thereto.
(E)    promptly provide the Sublessor with all relevant login, password and/or access codes (including any replacement codes) to enable the Sublessor to access details of the information relevant to aircraft (including the Aircraft) operated by the Sublessee referred to in the Eurocontrol’s web-based data retrieval service;
(F)    if requested by the Sublessor (which request shall not be made more than once per year unless such information is not otherwise available to Sublessor pursuant to clause (E) above), promptly obtain from Eurocontrol a general statement of account in relation to charges incurred by the Sublessor or any Permitted Sublessee and forward it to the Sublessor;
(G)    if Eurocontrol’s procedures relating to the availability to aircraft lessors and/or financiers of general statements of account are amended, take such actions as are reasonably requested by the Sublessor to ensure that the Sublessor is able to obtain such general statements of account in accordance with such procedures; and

(ii)    The Sublessee hereby authorizes disclosure by any Indemnitee to any other Indemnitee of any information relating to the Sublessee and obtained pursuant to this Section 7(d) or any “CEFA” agreement referred to above.
(e)    EU ETS Laws
The Sublessee shall:
(i)    comply with all EU ETS Laws applicable to it or the Aircraft and ensure that it or any Permitted Sublessee (and not the Sublessor) shall be the “aircraft operator” for the purposes of the EU ETS Laws and the Sublessee shall identify itself as such to any EU ETS Authority (or procure that any Permitted Sublessee so identifies itself) whenever required under the EU ETS Laws or whenever requested by the Sublessor;
(ii)    promptly upon request by Sublessor, supply to Sublessor evidence reasonably satisfactory to Sublessor that the Sublessee and any Permitted Sublessee is or are in compliance with all EU ETS Laws applicable to the Sublessee or, as the case may be, the Permitted Sublessee or the Aircraft including, but not limited to copies of their latest EU ETS Emissions Report, EU ETS Monitoring Plan, EU ETS Fleet Report (or any changes to such documentation) and evidence of the annual surrender of a sufficient quantity of allowances in accordance with EU ETS Laws, and if EU ETS Laws are in application in respect of the Sublessee or any Permitted Sublessee, the Sublessee shall provide an EU ETS Letter to the Sublessor signed by the Sublessee or the Permitted Sublessee (as applicable);
(iii)    on or prior to the Delivery Date, if required by applicable Law, notify the relevant EU ETS Authority that the Sublessor and Head Lessor are persons with an interest in the Aircraft;
(iv)    promptly notify Sublessor if it is or becomes subject to either a civil penalty or an operational ban issued by any EU ETS Authority in respect of any EU ETS Laws; and
(v)    promptly notify Sublessor upon becoming aware of any changes to the EU ETS Authority who is responsible for regulating its activities in respect of EU ETS Laws from time to time and promptly file a replacement EU ETS Letter with any new regulator and notify them of the interests of the Sublessor and the Head Lessor in the Aircraft.

Section 8.    Replacement and Pooling of Parts; Alterations, Modifications and Additions.
(a)    Replacement of Parts. Sublessee, at its cost and expense, promptly will replace or cause to be replaced all Parts, including any such Parts removed from any Airframe, Engine, Propeller or Spare Engine which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in paragraphs (b) or (c) of this Section 8. In addition, at its cost and expense, Sublessee may, and may permit a Permitted Sublessee (or any maintenance provider for the Equipment) to remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing, or as may be required or, in Sublessee’s (or any Permitted Sublessee’s) reasonable opinion, advisable, in contemplation of the return of the Equipment to Sublessor in accordance with this Sublease, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that Sublessee will, except as otherwise provided herein, at its cost and expense, replace, or cause to be replaced, such Parts as promptly as practicable. All replacement parts (other than replacement parts temporarily installed on any Airframe, Engine, Propeller or Spare Engine as provided in Section 8(b) hereof) shall be free and clear of all Liens (except Permitted Liens), and shall be in as good an operating condition, and shall have value and utility substantially equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof (but without taking into consideration hours and cycles remaining until overhaul). All Parts at any time removed from the any Airframe, Engine, Propeller or Spare Engine shall remain the property of Head Lessor, no matter where located, until such time as such Parts shall be replaced by parts which meet the requirements for replacement parts specified above. Upon any replacement part becoming incorporated or installed in or attached to any Airframe, Engine, Propeller or Spare Engine, without further act (subject only to Permitted Liens and any arrangement permitted by Section 8(b) hereof), (i) such replacement part shall become the property of Head Lessor and shall become subject to the Head Lease and this Sublease and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe, Engine, Propeller or Spare Engine and (ii) the replaced Part shall no longer be the property of Head Lessor and shall no longer be deemed a Part hereunder or under the Head Sublease, and title to such replaced Part shall vest in Sublessee (or, if a Permitted Sublease is then in effect, the Permitted Sublessee) as provided in this Sublease. No DER Parts or PMA Parts may be installed on any Item of Equipment or any part thereof without Sublessor’s consent, acting reasonably, except that no such consent shall be required to the extent that following such installation, the value of all DER Parts or PMA Parts then installed on such Item of Equipment does not exceed [*].
(b)    Pooling of Parts; Temporary Replacement Parts. Any Part removed from any Airframe, Engine, Propeller or Spare Engine as provided in Section 8(a) hereof may be subjected by Sublessee (or any Permitted Sublessee) to a normal pooling arrangement of the type permitted for Engines and Spare Engines under Section 7(b)(i); provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe, Engine, Propeller or Spare Engine in accordance with Section 8(a) hereof as promptly as practicable after the removal of such removed Part. In addition, Sublessee may use temporary parts or pooled parts on the Equipment as temporary replacements for Parts; provided that Sublessee as promptly thereafter as practicable, either causes such pooled or temporary replacement part to become the property of Head Lessor free and clear of all Liens other than Permitted Liens or replaces such replacement part with a further replacement part owned by Sublessee which meets the requirements of Section 8(a) hereof and which shall become the property of Head Lessor, free and clear of all Liens other than Permitted Liens and provided further that, Sublessee may install any engine or part on an Aircraft by way of replacement if: (A) there is not available to Sublessee at the time and in the place that the engine or part is required to be installed on such Aircraft, a replacement engine or part complying with the other requirements of this Sublease; (B) it would result in an unreasonable disruption of the operation of such Aircraft and/or the business of Sublessee to ground the aircraft until an engine or part complying with the terms of this Sublease becomes available for installation on such Aircraft; (C) as soon as practicable after installation of the same on such Aircraft, but in any event prior to the Term Expiration Date, Sublessee will remove any such engine or part and replace it with the Engine or Part replaced by it or an engine or part otherwise complying with this Sublease;
(c)    Alterations, Modifications and Additions. Sublessee will, at its cost and expense, make (or cause to be made) such alterations, modifications and additions to the Equipment as may be required during the applicable Term to meet the applicable standards of the Aviation Authority including, without limitation, the implementation and/or completion of the EASA Modifications; provided, however, that Sublessee (or, if a Permitted Sublease is then in effect, any Permitted Sublessee) may, in good faith, contest the validity or application of any such law, rule regulation or order by appropriate proceedings which does not adversely affect Sublessor, Head Lessor, the Owner Participant, the Trustee, any Financing Party (or their respective interests in the Equipment) or risk loss of any part of the Equipment or criminal liability for Sublessor, Head Lessor, the Owner Participant or any Financing Party and so long as such proceeding does not involve a material reasonable possibility of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Equipment, or any part thereof unless in such an event Sublessee shall have posted a bond or other security satisfactory to the Sublessor, Head Lessor, the Owner Participant and any Financing Party in respect to such risk. In addition, Sublessee (or any Permitted Sublessee) may from time to time alter the passenger (seating) configuration of the Aircraft and may make such alterations and modifications in and additions to the Equipment as Sublessee (or any Permitted Sublessee) reasonably may deem desirable in the proper conduct of its business, including removal of Parts which Sublessee (or any Permitted Sublessee) reasonably deems to be obsolete or no longer suitable or appropriate for use on any Airframe, Engine, Spare Engine or Propeller (such Parts, “Obsolete Parts”); provided that, other than in respect of the EASA Modifications, no such alteration, modification, removal or addition impairs the condition or airworthiness of the Equipment, or materially diminishes the value, utility or remaining useful life of the Equipment below the value, utility or remaining useful life thereof immediately prior to such alteration, modification, removal or addition, assuming that the Equipment is in the condition required to be maintained by the terms of the Sublease, except that the value (but not the utility or remaining useful life) of any Item of Equipment may be reduced by the value of Obsolete Parts which shall have been removed so long as the aggregate value of all Obsolete Parts which shall have been removed and not replaced shall not exceed in the aggregate, in value at the time of removal, [*]. All parts incorporated or installed in or attached or added to the Equipment as the result of such alteration, modification or addition (the “Additional Part” or “Additional Parts”) shall, without further act, automatically become the property of Head Lessor (provided that, those parts which Sublessee has Subleased from others and Parts which may be removed by Sublessee pursuant to the next sentence shall not automatically become property of Head Lessor). Notwithstanding the foregoing, Sublessee may remove (and not replace) any Additional Part in the course of implementation and/or completion of the EASA Modifications and otherwise, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the relevant Equipment at the time of delivery thereof under this Sublease or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the relevant Equipment pursuant to the terms of Section 7(a)(i) or the first sentence of this Section 8(c) and (iii) can readily be removed from the relevant Equipment without causing any material damage to such Equipment and without diminishing or impairing the value, utility, condition or remaining useful life which such Equipment would have had at such time had such alteration, modification or addition not occurred. Upon removal of such Part, the Equipment affected shall be returned to the condition it was prior to such change assuming the Equipment was in the condition and repair required to be maintained by the terms hereof. Upon the removal thereof as provided above, such Additional Parts shall no longer be deemed the property of Head Lessor or part of the relevant Equipment from which it was removed and title thereto shall, without further act, vest in Sublessee (or, if a Permitted Sublease is then in effect, the Permitted Sublessee). Any Additional Part not removed as above provided prior to the return of the relevant Equipment to Sublessor hereunder shall remain the property of Head Lessor.
(d)    Certain Matters Regarding Passenger Convenience Equipment. Sublessee may install on any Airframe, subject to the requirements of Section 8(c) above, Passenger Convenience Equipment that is (i) owned by another Person and leased to Sublessee, (ii) sold to Sublessee by another Person subject to a conditional sale contract or other retained security interest, (iii) leased to Sublessee pursuant to a lease which is subject to a security interest in favor of another Person or (iv) installed on such Airframe subject to a license granted to Sublessee by another Person, and in any such case Sublessor will not acquire or claim, as against any such other Person, any right, title or interest in any such Passenger Convenience Equipment solely as a result of its installation on such Airframe in accordance with this Sublease. Sublessee agrees that if any such Person repossesses (or Sublessee removes, pursuant to return of the relevant Aircraft to Sublessor) such Passenger Convenience Equipment, Sublessee will (or will cause such Person to) restore such Aircraft to the condition it would have been in had the installation of such Passenger Convenience Equipment not occurred (including the plugging of all places where such Passenger Convenience Equipment was installed, in a manner reasonably acceptable to Sublessor). At or prior to the return of such Aircraft in accordance with Section 5 hereof, Sublessee shall either (i) remove all Passenger Convenience Equipment in accordance with Sections 8(c) and 8(d) hereof, or (ii) with the consent of the Sublessor transfer title to all such Passenger Convenience Equipment to Head Lessor, free and clear of all Liens.

Section 9.    Loss, Destruction, Requisition, etc.
(a)    Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to any Airframe or any Airframe, Engines and Propellers (and/or engines and/or propellers then installed thereon), Sublessee shall

(i)    promptly (and in any event, within [*] after such occurrence) give Sublessor and Head Lessor written notice of such Event of Loss, and,
(ii)    make the payments specified in this clause (ii), in which event not later than [*], Sublessee shall pay or cause to be paid to Head Lessor in funds of the type specified in Section 3(c) hereof, an amount equal to the sum of the Agreed Value of the Aircraft on or immediately following the Loss Payment Date (the “Determination Date”) and all other amounts that then may be due with respect to such Item of Equipment under this Sublease or any of the other Sublease Operative Documents (including, without limitation, all accrued and unpaid Basic Rent due with respect to such Item of Equipment on such Determination Date and all Supplemental Rent then due with respect to such Item of Equipment).
At such time as Head Lessor shall have received the amounts specified in clause (ii) above and all other amounts due under the Sublease Operative Documents with respect to such Item of Equipment, (1) the obligation of Sublessee to pay the installments of Basic Rent in respect of such Aircraft shall cease to accrue, (2) this Sublease in respect of such Aircraft shall terminate, (3) Sublessor will request that Head Lessor transfer to or at the direction of Sublessee, without recourse, representation or warranty (except as to the absence of Head Lessor Liens), all of Head Lessor’s right, title and interest in and to such Airframe, Engines and Propellers subject to such Event of Loss, and furnish to or at the direction of Sublessee a bill of sale to transfer “as is, where is, with all faults” all of Head Lessor’s right, title and interest therein without recourse, representation or warranty (except as to the absence of Head Lessor Liens) in form and substance reasonably satisfactory to Sublessee (or any Permitted Sublessee), evidencing such transfer and (4) Sublessee will be subrogated to all claims of Head Lessor and Sublessor, if any, against third parties, for damage to or loss of such Airframe, Engines and Propellers which were subject to such Event of Loss to the extent of the then insured value of the relevant Aircraft.
(b)    Event of Loss with Respect to any Engine, Propeller or Spare Engine. Upon the occurrence of an Event of Loss with respect to any Engine or Propeller under circumstances in which there has not occurred an Event of Loss with respect to any Airframe, or the occurrence of an Event of Loss with respect to any Spare Engine, Sublessee shall forthwith (and in any event, within [*] after such occurrence) give Head Lessor and Sublessor written notice thereof and shall, within [*], convey or cause to be conveyed to Head Lessor, as replacement for the Engine, Propeller or Spare Engine with respect to which such Event of Loss occurred, title to an Acceptable Alternate Engine or Acceptable Alternate Propeller, as the case may be. Prior to or at the time of any such conveyance, Sublessee, at its own expense, will (i) furnish Head Lessor with a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Head Lessor, with respect to such Acceptable Alternate Engine or Acceptable Alternate Propeller, as the case may be, which in the case of any such transfer of an engine to which the Cape Town Convention is applicable shall be in such form as will qualify as a “contract of sale” pursuant to Article V of the Protocol, (ii) cause a Sublease Supplement to be duly executed by Sublessee and cause such Sublease Supplement to be filed for recording pursuant to the applicable Laws, rules and regulations of the Cape Town Convention or any applicable jurisdiction (iii) furnish Sublessor and the Head Lessor with such evidence of compliance with the insurance provisions of Section 10 hereof with respect to such replacement engine or such replacement propeller as Sublessor may reasonably request and

Sublessor will request that Head Lessor transfer to or at the direction of Sublessee without recourse, representation or warranty (except as to absence of Head Lessor Liens) all of Head Lessor’s right, title and interest, if any, in and to (A) the Engine, Propeller or Spare Engine with respect to which such Event of Loss occurred and furnish to or at the direction of Sublessee a bill of sale in form and substance reasonably satisfactory to Sublessee, evidencing such transfer, which in the case of any such transfer of an engine to which the Cape Town Convention is applicable shall be in such form as will qualify as a “contract of sale” pursuant to Article V of the Protocol, and (B) all claims, if any, against third parties, for damage to or loss of the Engine, Propeller or Spare Engine subject to such Event of Loss, and such Engine, Propeller or Spare Engine shall thereupon cease to be an Engine, Propeller or Spare Engine subleased hereunder. For all purposes hereof and of the other Sublease Operative Documents, each such replacement engine or replacement propeller shall, after such conveyance, be deemed part of the property Subleased hereunder, and shall be deemed an “Engine”. No Event of Loss with respect to an Engine, Propeller or Spare Engine under the circumstances contemplated by the terms of this paragraph (b) shall result in any suspension or reduction in Basic Rent.
Notwithstanding the requirements of this Section 9(b), upon the occurrence of an Event of Loss with respect to any Spare Engine, Sublessee shall have the option, in lieu of replacing such Spare Engine with an Acceptable Alternate Engine pursuant to the requirements noted above, of making the payments noted below, in which event not later than [*], Sublessee shall pay or cause to be paid to Head Lessor in funds of the type specified in Section 3(c) hereof, an amount equal to the sum of the Agreed Value of the Spare Engine on or immediately following the Spare Engine Loss Payment Date (the “Spare Engine Determination Date”) and all other amounts that then may be due with respect to such Item of Equipment under this Sublease or any of the other Sublease Operative Documents (including, without limitation, all accrued and unpaid Basic Rent due with respect to such Item of Equipment on such Spare Engine Determination Date and all Supplemental Rent then due with respect to such Item of Equipment).
At such time as Head Lessor shall have received the amounts specified in the preceding paragraph and all other amounts due under the Sublease Operative Documents with respect to such Item of Equipment, (1) the obligation of Sublessee to pay the installments of Basic Rent in respect of such Spare Engine shall cease to accrue, (2) this Sublease in respect of such Spare Engine shall terminate, (3) Sublessor will request Head Lessor to transfer to or at the direction of Sublessee, without recourse, representation or warranty (except as to the absence of Head Lessor Liens), all of Head Lessor’s right, title and interest in and to such Spare Engine subject to such Event of Loss, and furnish to or at the direction of Sublessee a bill of sale to transfer “as is, where is, with all faults” all of Head Lessor’s right, title and interest therein without recourse, representation or warranty (except as to the absence of Head Lessor Liens) in form and substance reasonably satisfactory to Sublessee (or any Permitted Sublessee), evidencing such transfer and (4) Sublessee will be subrogated to all claims of Head Lessor and Sublessor, if any, against third parties, for damage to or loss of such Spare Engine which was subject to such Event of Loss to the extent of the then insured value of the relevant Spare Engine.
If an Event of Loss occurs with respect to any Airframe and any Engine which is part of the related Aircraft (a “Surviving Engine”) has not suffered an Event of Loss. Sublessor will, at the written request of Sublessee (but subject to any applicable rights of salvage and provided Sublessor has received all amounts due under this Sublease) exercise all rights that it may have under the Head Lease to procure the transfer of the title to such Surviving Engine to Sublessee or its designee in each case free of all Headlessor Liens and Sublessor Liens, Sublessor shall deliver, or exercise all rights that it may have under the Head Lease to cause the Headlessor to deliver, to Sublessee all bills of sale or other documents reasonably required by Sublessee to evidence the passing of Sublessor’s rights and interest in and to the Surviving Engine as aforesaid.
(c)    Application of Payments from Governmental Authorities for Requisition of Title, etc. Any payments (other than insurance proceeds the application of which is provided for in Section 10) received at any time by Sublessor or by Sublessee from any governmental authority or other Person with respect to an Event of Loss will be applied as follows:
(vi)    if payments are received with respect to any Airframe (or any Airframe and any Engine or engines and any Propellers or propellers then installed thereon), after reimbursement of Sublessor, Head Lessor and the Owner Participant for reasonable costs and expenses, so much of such payments remaining as shall not exceed the Agreed Value in respect of such Aircraft required to be paid by Sublessee pursuant to Section 9(a), shall be applied in reduction of Sublessee’s obligation to pay Agreed Value in respect of such Aircraft, if not already paid by Sublessee, or, if already paid by Sublessee, shall be applied to reimburse Sublessee for its payment of Agreed Value in respect of such Aircraft, and following the foregoing application, the balance, if any, of such payments will be divided between Sublessor and Sublessee, to compensate Sublessor for its loss of its Sublessor’s residual interest in such Aircraft, and to compensate Sublessee for its loss of its leasehold interest in such Aircraft; and
(vii)    if such payments are received with respect to an Engine, Propeller or Spare Engine under circumstances contemplated by Section 9(b) hereof, so much of such payments remaining after reimbursement of Sublessor, Head Lessor and the Owner Participant for reasonable costs and expenses shall be paid over to, or retained by, Sublessee.
(d)    Requisition for Use of any Aircraft by the United States Government or the Government of Registry of such Aircraft. In the event of the requisition for use of any Airframe and the Engines (or Spare Engines) or engines and Propellers or propellers installed on such Airframe during the Term for such Airframe by the United States Government or any other government of registry of such Aircraft or any instrumentality or agency of any thereof which does not constitute an Event of Loss, Sublessee shall promptly notify Head Lessor and Sublessor of such requisition, and all of Sublessee’s obligations under this Sublease with respect to such Aircraft shall continue to the same extent as if such requisition had not occurred (except to the extent that any failure or delay in repairing or maintaining such Aircraft shall have been caused directly by such requisition). If, in the event of any such requisition, Sublessee shall fail to return such Aircraft at the end of the Term for such Aircraft, such failure shall not constitute an Event of Default. If, in the event of any such requisition, Sublessee shall fail to return such Aircraft on or before [*], such failure shall constitute an Event of Loss which shall be deemed to have occurred on the last day of the Term for such Aircraft and in such event Sublessee shall make the payment contemplated by Section 9(a)(i) in respect of such Event of Loss. All payments received by Sublessor or Sublessee from such government for the use of such Equipment during such Term shall be paid over to, or retained by,

Sublessee (or, if directed by Sublessee, any Permitted Sublessee); and all payments received by Sublessor or Sublessee from such government for the use of such Equipment after the end of such Term shall be paid over to, or retained by Sublessor or Head Lessor, as their interests may appear.
(e)    Requisition for Use of any Engine, Propeller or Spare Engine by the United States Government or the Government of Registry of any Aircraft. In the event of the requisition for use of an Engine, Propeller or Spare Engine by the United States Government or any other government of registry of the applicable Aircraft or any agency or instrumentality of any thereof (other than in the circumstances contemplated by paragraph (d)), Sublessee shall replace such Engine, Propeller or Spare Engine hereunder by complying (or causing any Permitted Sublessee to comply) with the terms of Section 9(b) to the same extent as if an Event of Loss had occurred with respect thereto, and, upon compliance with Section 9(b) hereof, any payments received by Sublessor or Sublessee from such government with respect to such requisition shall be paid over to, or retained by, Sublessee (or, if directed by Sublessee, Permitted Sublessee).
(f)    Application of Payments During Existence of Specified Default or Event of Default. Any amount referred to in this Section 9 which is payable to or retainable by Sublessee (or any Permitted Sublessee) shall not be paid to or retained by Sublessee (or such Permitted Sublessee) if at the time of such payment or retention a Specified Default or an Event of Default has occurred and is continuing, but shall be held by or paid over to Sublessor as security for the obligations of Sublessee (or such Permitted Sublessee) under this Sublease and, if an Event of Default has occurred and is continuing hereunder, applied against Sublessee’s obligations hereunder as and when due. At such time as there shall not be continuing any such Specified Default or Event of Default, such amount shall be paid to Sublessee (or such Permitted Sublessee) to the extent not previously applied in accordance with the preceding sentence.

Section 10.    Insurance. Sublessee will maintain the Insurance in full force during the Term, and thereafter as expressly required by this Sublease.

Section 11.    Inspection and Access.
(a)    Sublessee will permit Sublessor’s and Head Lessor’s representative access to the Equipment and the Aircraft Documents at any reasonable time, any such Person will give Sublessee reasonable prior notice and, unless an Event of Default has occurred and is continuing and this Sublease has been duly declared (or in the case of an Event of Default under Section 13(m) or (n) deemed declared) in default, no exercise of such inspection right shall interfere with the normal operation or maintenance of the Equipment by Sublessee (or any Permitted Sublessee). Sublessee shall comply with the reasonable requests of Sublessor’s and Head Lessor’s representative, subject to any applicable Laws and insurance requirements to review Aircraft Documents.
(b)    [*],
(i)    [*]

(ii)    [*]
[*]
(c)    No liability or obligation will be incurred by Sublessor or Head Lessor or its respective representative, as the case may be, by reason of non-exercise by any of them of the rights referred to in this Section 11. For the avoidance of doubt, any viewing of any Item of Equipment by Sublessor or Head Lessor or its respective representative, as the case may be, shall be for such Person’s information purposes only (provided that Sublessor may determine as a result of such inspection that Sublessee is not in compliance with its obligations under the Sublease Operative Documents), and there shall be no inference or implication therefrom that Sublessee is in compliance with its obligations under the Sublease.

Section 12.    Assignment. Except as provided in Section 7 hereof or in Section 6(f) of the Additional Agreement, Sublessee will not, without the prior written consent of Sublessor, in whole or in part assign (or, by delegation, purport to be released from legal responsibility for) any of its rights or obligations hereunder. Sublessor agrees that it will not assign or convey its right, title and interest in and to this Sublease or any Item of Equipment except as provided herein, in the Additional Agreement or in any other Sublease Operative Document, except that (A) the Sublessor may at any time assign some or all of its rights, title and interest in and to this Sublease and any Item of Equipment to any Affiliate so long as (x) such Affiliate assumes any such obligations to be performed in accordance with the terms hereof and (y) either (i) after giving effect to such assignment, the net worth of such Affiliate is at least equal to the net worth of the Sublessor immediately prior to such assignment or (ii) the Sublessor provides a guaranty of the obligations of such Affiliate under the Sublease Operative Documents in form and substance reasonably acceptable to Sublessee and (B) Sublessor may assign all of its right, title and interest in this Sublease to the Head Lessor as security for the obligations of the Sublessor under the Head Lease and, upon request, Sublessee agrees to consent to such assignment. Subject to the foregoing, the terms and provisions of this Sublease shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective successors and permitted assigns.
Sublessee shall reasonably cooperate to facilitate Head Lessor and Owner Participant financings, provided that (a) Sublessor agrees to reimburse Sublessee for any reasonable legal fees and other reasonable third party related expenses in connection with any such ownership transfer or financing and (b) none of the obligations, liabilities, duties and risks of Sublessee in the use and operation of the Equipment or under or in respect of the Sublease or any other Sublease Operative Agreement shall be increased and none of Sublessee’s rights and benefits in respect of such use and operation or under or in respect of the Sublease or any other Sublease Operative Document shall be diminished. Sublessor and Sublessee shall use reasonable efforts to facilitate the transfer of the leasing of the Aircraft so that the Aircraft become leased directly from Head Lessor to Subleasee.

Section 13.    Events of Default. Each of the following events shall constitute an Event of Default and a “default” for purposes of Article 11 of the Cape Town Convention (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied or waived:
(a)    Sublessee shall not have made a payment of (i) Basic Rent within [*] after the same shall have become due or, (ii) Supplemental Rent within [*], after receipt by Sublessee of written notice that the same is past due; or
(b)    Sublessee shall have failed to perform or observe (or caused to be performed and observed) in any material respect any of its covenants or agreements under any Operative Document, and such failure shall continue unremedied for a period of [*] after receipt by Sublessee as the case may be of written notice thereof from Sublessor; provided, however, that if Sublessee shall have undertaken to cure any such failure and notwithstanding the diligence of Sublessee in attempting to cure such failure, such failure is not cured within said [*] period but is curable with future due diligence, there shall exist no Event of Default under this Section 13 so long as Sublessee is proceeding with due diligence to cure such failure and adequate reserves, if applicable, have been set aside for such purpose and such failure is remedied not later than [*] after receipt by Sublessee of such written notice (provided that such cure right will not apply to any covenant or agreement which is otherwise provided for in this Section 13); or
(c)    any representation or warranty made by Sublessee herein or in the Additional Agreement or any document or certificate furnished by Sublessee in connection herewith or therewith or pursuant hereto or thereto, shall prove to have been incorrect in any material respect at the time made and if it possible to remedy the circumstances which caused such representation to be false or incorrect, the same has not been remedied within [*] after notice thereof from Sublessor to Sublessee; or;
(d)    Any Event of Default occurs under any Other Operative Document; or
(e)    Authority of Sublessee or any Permitted Sublessee to operate the Equipment under an air carrier operating certificate issued by the Aviation Authority is revoked, suspended, cancelled, withdrawn, terminated, not renewed or otherwise not in effect at any time; or
(f)    Any default under the Engine Servicing Agreement, which is not cured within any applicable cure period, or any termination event (howsoever such events are described under an Engine Servicing Agreement) occurs and is continuing with respect to the obligations of Sublessee or any Permitted Sublessee and which results in the Engine Manufacturer terminating the Engine Servicing Agreement, or
(g)    Sublessee fails to accept delivery of any Item of Equipment under the Sublease on the relevant Delivery Date or fails to fulfill the conditions precedent for which it is responsible under Section 4(a) of the Additional Agreement on or before such Delivery Date; provided that the conditions precedent which are the responsibility of Sublessor under Section 4(b)

of the Additional Agreement have been satisfied (or could reasonably be expected to have been satisfied if delivery on such Delivery Date had occurred); or
(h)    Sublessee fails to return any Item of Equipment to Sublessor on the applicable Redelivery Date in accordance with Section 5 hereof; or
(i)    Sublessee fails to comply with its obligations set forth in Section 6(f) of the Additional Agreement or Parent Guarantor fails to comply with its obligation set forth in Section 9.1.5 of the Parent Guarantee; or
(j)    Sublessee makes or permits any assignment or transfer of the Sublease, or any interest herein, or of the right to possession of any Aircraft, Airframe, Engine, Propeller or Spare Engine, or any obligations under the Sublease, or Sublessee Subleases any Aircraft, Airframe, Engine, Propeller or Spare Engine, in any case except as expressly permitted in the Sublease; or
(k)    Sublessee fails to comply with its obligation to replace an Engine, Propeller or Spare Engine within [*] after the required time following an Event of Loss in respect thereof, as set forth in Section 9(b) hereof; or
(l)    Any of the following shall occur:
(i)    Sublessee or Parent Guarantor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts; or
(ii)    A moratorium is declared in respect of any indebtedness of Sublessee or Parent Guarantor.
(m)    Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)    the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of Sublessee or Parent Guarantor;
(ii)    a composition, compromise, assignment or arrangement with any creditor of Sublessee or Parent Guarantor;
(iii)    the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Sublessee or Parent Guarantor or any of their respective assets; or
(iv)    enforcement of any security over any assets of Sublessee or Parent Guarantor,
(v)    or any analogous procedure or step is taken in any jurisdiction unless in any such case, where steps are being taken by a person other than the Sublessee the same is being contested in good faith and by appropriate proceedings and is terminated, withdrawn or dismissed within a period of [*] from the date of its commencement.
(n)    Sublessee shall fail to carry and maintain on or with respect to any Item of Equipment (or cause to be carried and maintained) insurance required to be maintained in accordance with the provisions of Section 10 hereof; provided that, the foregoing shall not constitute an Event of Default if any such insurance is cancelled or terminated following the occurrence of any event or circumstances beyond the control of Sublessee which results in the cancellation or termination of similar policies of insurance in the international aviation insurance markets generally and each Aircraft is grounded and stored at all times during such period and continues to be covered during such period by insurance policies on such terms as Sublessor and Sublessee shall have agreed within [*] after notice thereof from Sublessor to Sublessee requiring the same; or
(o)    Any judgment for the payment of money in excess of [*] is rendered against Sublessee or Parent Guarantor and the same shall remain undischarged or unbonded for a period of thirty (30) days during which execution of such judgment shall not be effectively stayed, or an attachment or other Lien shall be issued against any of the property of Sublessee or Parent Guarantor for an amount in excess of [*] and shall remain undischarged or unbonded for thirty (30) days;
(p)    A default shall occur under any bond, debenture, note or other evidence of indebtedness of Sublessee or Parent Guarantor owed to any Person having an outstanding principal balance equal to or greater than [*] under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, bond, indenture note or other instrument; or
(q)    The Parent Guarantee ceases to be in full force and effect or the Parent Guarantor disclaims any of its obligations thereunder.
provided, however, that, notwithstanding anything to the contrary contained in Section 13(b) or (c) hereof, any failure of Sublessee to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Event of Default if such failure or error is caused solely by reason of an event that constitutes an Event of Loss so long as Sublessee is continuing to comply with all of the terms of Section 9 hereof.
At any time following the occurrence of an Event of Default, or following any termination of this Sublease, Sublessor may take such action as it deems appropriate to discharge the registration of any International Interest arising under the Sublease from the International Registry, and in connection herewith, Sublessee agrees to take such action at the International Registry and with the Aviation Authority as is required of Sublessee in order to effect the discharge of such registrations at the International Registry as Sublessor may request.

Section 14.    Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Sublessor may, at its option, declare by written notice to Sublessee this Sublease to be in default (provided that upon the occurrence of an Event of Default under Section 13(m) of this Sublease, this Sublease automatically shall be in default without the necessity of a declaration) and at any time thereafter, so long as any such outstanding Events of Default shall not have been remedied, Sublessor may do one or more of the following with respect to all or any part of the Equipment (including with respect to any individual Aircraft or group of Aircraft) as Sublessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable Law then in effect:
(a)    upon the written demand of Sublessor and at Sublessee’s expense, cause Sublessee to return promptly, and Sublessee shall return promptly, all or any part of the Equipment, as Sublessor may so demand, to Sublessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of Section 5 as if such Equipment was being returned at the end of the relevant Term, or Sublessor, at its option, may enter upon the premises where all or any part of the Equipment is located and take immediate possession of and remove the same by summary proceedings or otherwise (and/or, at Sublessor’s option, store the same at Sublessee’s premises until disposal thereof by Sublessor), all without liability accruing to Sublessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise;
(b)    with or without taking possession thereof, agree that the Head Lessor may sell all or any part of the Equipment at public or private sale, as Sublessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Equipment as Sublessor, in its sole discretion, may determine, all free and clear of any rights of Sublessee, except as hereinafter expressly set forth in this Section 14;
(c)    whether or not Sublessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) above with respect to all or any part of the Equipment, Sublessor, by written notice to Sublessee specifying a payment date which shall be not earlier than three (3) Business Days from the date of such notice, may demand that Sublessee pay to Sublessor, and Sublessee shall pay Sublessor (or on its behalf), on the payment date so specified, for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent due on Rent Payment Dates which occur on or after the date specified as the payment date in such notice):
(i)    all Rent and other amounts which are or become due and payable under the Sublease (including Maintenance Payments) prior to the earlier to occur of the date Sublessor sells or re-Subleases the Aircraft or receives payment of the amount calculated pursuant to clause (ii) below;
(ii)    an amount equal to the Mitigated Rent Amount (defined below);
(iii)    an amount equal to Sublessor’s reasonably anticipated enforcement and remarketing Expenses and Expenses required to conform the Aircraft to the return condition required by Annex C;
(iv)    all amounts indemnified by Sublessee pursuant to Section 5 of the Additional Agreement;

(v)    all attorney’s fees, costs and Expenses incurred to enforce the Sublease or Sublessor’s rights and/or remedies or as a result of Sublessee’s default under the Sublease or failure to comply with the obligations under the Sublease; and
(vi)    any loss of profit, to the extent not covered in clause (ii) above, suffered by Sublessor.
It being understood that, to the extent that any of the foregoing amounts (excluding any amount referenced in clause (ii) above as part of the Mitigated Rent Amount) represents an estimate by Sublessor of losses, damages, costs or Expenses which Sublessor expects to incur, (x) Sublessor shall use commercially reasonable endeavors to mitigate the loss, damage, cost and Expense suffered or incurred by it and shall adjust the amount thereof as needed to reflect the actual amount of such losses, damages, costs or Expenses incurred by Sublessor when substantially all of such amounts become known to Sublessor including giving a credit to Sublessee in respect of any lease rental or other income obtained by or on behalf of Sublessor from any release of the relevant Item of Equipment during any remaining period of Term, but Sublessee shall nevertheless be obligated to pay the amount demanded by Sublessor (subject to such subsequent adjustment), and (y) notwithstanding the amount specified in such demand, Sublessor shall be entitled to claim such other (and greater or additional) amount in any action against Sublessee under the Sublease, subsequent demand and/or any other damages that Sublessor may sustain; and/or require Sublessee to pay, and Sublessee shall pay to Sublessor, interest on all unpaid amounts at the Past Due Rate, from the due date until the date of payment in full; and/or make demand against any Guarantor for any or all of the foregoing.
No remedy referred to in this Section 14 is intended to be exclusive, but, to the extent permissible under the Sublease or under applicable Law, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Sublessor at law or in equity and in Sublessor’s sole and absolute discretion; and the exercise by Sublessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Sublessor of any or all of such other remedies. No waiver by Sublessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.
“Mitigated Rent Amount” means [*]
(d)    Failure to Redeliver. Where Sublessor has sought physical redelivery under Section 14(a) above but any Item of Equipment has not been redelivered in accordance therewith (but without regard to the physical condition thereof), in lieu of exercising its rights under Section 14(c), Sublessor may require Sublessee on Sublessor’s first written demand to pay to Sublessor the Agreed Value in respect of such Item of Equipment; provided that Sublessor retains all rights to claims with respect to Annex C. Within seven (7) days of Sublessor’s receipt of the Agreed Value in respect of such Item of Equipment and all other amounts then payable under the Sublease, Sublessor agrees to request that Head Lessor execute and deliver a bill of sale transferring title to such Item of Equipment to Sublessee. Any sale under this Clause would be in an “as is, where is” condition and without any warranty on the part of Sublessor, Head Lessor, the Trustee or Owner Participant and Sublessee shall indemnify Sublessor, Head Lessor, the Trustee and Owner Participant

for all fees, expenses and Taxes incurred by Sublessor, Head Lessor, the Trustee or Owner Participant in connection with any such transfer; and
(e)    Sublessor may cancel, terminate or rescind this Sublease, and/or may exercise any other right or remedy which may be available to it under applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.
In addition, Sublessee shall be liable, except as otherwise provided above and without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder and all amounts due under the Engine Servicing Agreement, before, after or during the exercise of any of the foregoing remedies (other than Basic Rent due on or after the payment referenced in paragraph (c) above has been made in full) and for all reasonable legal fees and other costs and Expenses incurred by Sublessor, in connection with the enforcement of its rights and remedies hereunder including, without limitation, return of all or part of the Equipment in accordance with the terms of Section 5 of the Sublease or in placing any Aircraft, Airframe, Engine, Propeller or Spare Engine in the condition and airworthiness required by such Section of the Sublease.

Section 15.    Sublessee’s Cooperation Concerning Certain Matters. Forthwith upon the execution and delivery of each Sublease Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Sublease, Sublessee will cause such Sublease Supplement, (and, in the case of the initial Sublease Supplement, this Sublease, as well) or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, Sublessee will promptly and duly execute and deliver to Sublessor such further documents and take such further action as Sublessor, the Head Lessor the Trustee or Owner Participant may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Sublease and to establish and protect the rights and remedies created or intended to be created in favor of Sublessor, Head Lessor, the Trustee and the Owner Participant hereunder, and if requested by Sublessor, Head Lessor, the Trustee or the Owner Participant, at the expense of Sublessee, the execution and delivery of supplements or amendments hereto, in recordable form, subjecting to this Sublease, any airframe, engine or propeller substituted for any Airframe, Engine, Propeller or Spare Engine pursuant to the terms thereof and the recording or filing of counterparts thereof, in accordance with the laws of such jurisdictions as Sublessor may from time to time deem advisable. Sublessee agrees to furnish to Sublessor and promptly after execution and delivery of any supplement and amendment hereto an opinion of counsel (which may be Sublessee’s General Counsel, Deputy General Counsel, Associate General Counsel or Assistant General Counsel) reasonably satisfactory to Sublessor and as to the due execution of such supplement or amendment, as applicable.

Section 16.    Notices. All notices required under the terms and provisions hereof shall be by facsimile or other telecommunication means (with such facsimile or other telecommunication means to be confirmed in writing), or if such notice is impracticable, by courier, or by personal delivery of written notice and any such notice shall become effective when received, addressed:
(a)    if to Sublessee, at its address specified in Schedule I to the Additional Agreement, or to such other address or facsimile number as Sublessee shall from time to time designate in writing to Sublessor, and
(b)    if to Sublessor, at its address specified in Schedule I to the Additional Agreement, or to such other address or facsimile number as Sublessor shall from time to time designate in writing to Sublessee, and
(c)    if to the Head Lessor, at its address or facsimile number set forth in Schedule I to the Additional Agreement, or such other address or facsimile number as the Head Lessor or Sublessor shall from time to time designate in writing to the parties hereto.

Section 17.    Net Sublease; No Set-Off, Counterclaim, etc. This Sublease is a net Sublease. All Rent shall be paid by Sublessee to Sublessor in funds of the type specified in Section 3(d). Except as expressly provided herein, Sublessee’s obligation to pay all Rent payable under the Sublease Operative Documents shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which Sublessee may have against the Sublessor, Head Lessor, the Trustee, the Trust Company, the Owner Participant, or any other Person for any reason whatsoever (whether in connection with the Transactions or any other transactions), including, without limitation, any breach by Sublessor, Head Lessor, the Trustee or the Owner Participant of their respective warranties, agreements or covenants contained in any of the Operative Documents, (ii) any defect in the title, registration, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction or theft of, any Aircraft, Airframe, Engine, Propeller or Spare Engine, or any interruption, cessation in, restriction or prohibition of the use or possession thereof by Sublessee (or any Permitted Sublessee) for any reason whatsoever, including, without limitation, any such interruption, cessation, restriction or prohibition resulting from the act of any government authority, (iii) any insolvency, bankruptcy, reorganization or similar case or proceedings by or against Sublessee (or any Permitted Sublessee), or any other Person, or (iv) any other circumstance, happening, or event whatsoever, whether or not unforeseen or similar to any of the foregoing. If for any reason whatsoever any Operative Document shall be terminated in whole or in part by operation of Law or otherwise except as specifically provided herein, Sublessee nonetheless agrees, without limitation of the other rights or remedies of Sublessor hereunder, to pay to Sublessor (or on its behalf) an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms of the applicable Operative Document had such Operative Document not been terminated in whole or in part. Sublessee hereby waives, to the extent permitted by applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Sublease except in accordance with the express terms hereof.

Section 18.    Investment of Security Funds. Any moneys held by Sublessor as security hereunder, for future payments to Sublessee at a time when there is not continuing an Event of Default shall, until paid to Sublessee or otherwise applied in accordance with the terms of the Sublease Operative Documents, be invested by Sublessor [*] in Cash Equivalents. There shall be promptly remitted to Sublessee or its order (but no more frequently than monthly) any gain (including interest received) realized as a result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Specified Default or an Event of Default shall have occurred and be continuing. [*]

Section 19.    Miscellaneous. Any provision of this Sublease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Sublease may be amended, supplemented, modified, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Sublessor, Sublessee and any assignee of Sublessor’s rights hereunder. This Sublease shall constitute an agreement of Sublease, and nothing contained herein shall be construed as conveying to Sublessee any right, title or interest in the Equipment except as a Sublessee only. Neither Sublessee nor any Affiliate of Sublessee will file any tax returns in a manner inconsistent with the foregoing fact or with Sublessor’s ownership of the Equipment. The section and paragraph headings in this Sublease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Sublease. THIS SUBLEASE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. This Sublease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 20.    Sublease for the UCC. The parties intend and agree that the Sublease:
(i)    constitutes a “true Sublease”, and not a “security interest” as defined in Section 1-201(35) of the UCC; and
(ii)    confers only a leasehold interest on Sublessee in and to the Equipment on and subject to the terms of the Sublease, and no ownership or other interest with respect to the Equipment is provided to Sublessee under the Sublease.
Sublessee shall not file a tax return that is inconsistent with the provisions of this Section 23.

Section 21.    No Brokers. Each of the parties hereby represents and warrants to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of the Sublease, to any Person (other than fees payable to legal advisers or portfolio services).

Section 22.    Cape Town Convention Consents. Sublessor and Sublessee each hereby consents to the registrations of the International Interests in and to each Airframe, each Engine and each Spare Engine created in favor of Sublessor under the Sublease and the relevant Sublease Supplement.

Section 23.    Consent to Jurisdiction. Each of the parties hereto (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Sublease or any other Operative Document, the subject matter of any thereof or any of the Transactions or thereby brought by any party or parties thereto, or their successors or permitted assigns and (B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Sublease or any other Operative Document or the subject matter of any thereof or any of the Transactions or thereby may not be enforced in or by such courts; provided, however that the foregoing shall not apply to the right any party may have to seek removal of such suit, action or proceeding to federal court or to seek consolidation of any separate actions, suits or proceedings brought by one or more of the other parties in the same or different jurisdictions.
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IN WITNESS WHEREOF, Sublessor and Sublessee have each caused this Sublease to be duly executed as of the day and year first above written.

REPUBLIC AIRLINE INC., as Sublessor By: /s/ Ethan J. Blank Name: Ethan J. Blank Title: Vice President General Counsel
FLYBE LIMITED, as Sublessee By: /s/ S. Hammad Name: S. Hammad Title: CEO

ANNEX A
DEFINITIONS

The following terms shall have the following meanings for all purposes of the Sublease Operative Documents referred to below, and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Annex A and the provisions of the main body of any Sublease Operative Document, the provisions of the main body of such Sublease Operative Document shall control the construction of such Sublease Operative Document.
Except as otherwise provided herein, all references to any agreement defined in this Annex A shall be deemed to include such agreement as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and, where applicable, the terms of the other Operative Documents. All references to statutes, rules and regulations shall be deemed to include all amendments, replacements and successors thereto unless otherwise specified herein. Any reference to any Person shall be deemed to include its successors and permitted assigns.
“Acceptable Alternate Engine” means an engine of the same make and model as the Engines and Spare Engines (or of an improved model) suitable for use on any Airframe and having a value and utility equal to or greater than the Engine or Spare Engine being replaced, assuming such engine is in the condition required by the Sublease; provided that the primary purpose of designating any engine as an Acceptable Alternate Engine is not to reduce the aggregate life, value and utility from that of the substituted Engine or substituted Spare Engine, as the case may be.
“Acceptable Alternate Propeller” means a propeller of the same make and model as the Propellers (or of an improved model) suitable for use on any Engine or Spare Engine and having a value and utility equal to or greater than the Propeller being replaced, assuming such propeller is in the condition required by the Sublease; provided that the primary purpose of designating any propeller as an Acceptable Alternate Propeller is not to reduce the aggregate life, value and utility from that of the substituted Propeller.
“Additional Agreement” means the Additional Agreement, dated as of the Signing Date, between Sublessor and Sublessee.
“Additional Insured” means Sublessor, Head Lessor, Trust Company, the Trustee, the Owner Participant, any previous Owner Participant, if any, the Financing Parties and each of their respective Affiliates, successors and permitted assigns, and the respective directors, officers, employees and agents of the foregoing.
“Additional Part” has the meaning specified for such term in Section 8(c) of the Sublease.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this

Annex A

definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.
“After-Tax Basis” means in the case of any amount payable on an “After-Tax Basis” to or for the benefit of any Person (including any amount payable pursuant to this definition), after deduction of the net amount of all Taxes required to be paid by such Person with respect to the receipt or accrual by it of such amount (and assuming that such Person is subject to (i) United States federal income tax at the highest marginal statutory rate imposed on corporations in the highest taxable income bracket for the relevant period, (ii) United States state and local income taxes at the composite of the highest marginal statutory rates imposed on such Person for the relevant period, as such composite rate shall be certified by a financial officer of such Person, and (iii) income taxes (if any) imposed by countries outside the United States at the actual rates imposed on such Person).
“Agreed Value” shall mean, in respect of an Item of Equipment, the amount set forth in Exhibit B to the for such Item of Equipment, which such amount shall be the Agreed Value as of the Delivery Date for such Item of Equipment [*] during the Term for such Item of Equipment (as such schedule of annual Agreed Values shall be confirmed by the Sublease Supplement for such Item of Equipment).
“Aircraft” means, individually, an Airframe, together with the two (2) related Engines and two (2) related Propellers identified in a Sublease Supplement with respect to such Airframe, whether or not any of such Engines or Propellers may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, which Aircraft is certified by the Aviation Authority to transport at least eight (8) persons or crew or goods in excess of 2750 kilograms, and includes all Aircraft Documents and all logs, manuals, and data and inspection, modification, repair and overhaul records required to be maintained with respect to the foregoing, and collectively, all of the Aircraft.
“Aircraft Documents” means, in respect of an Item of Equipment, the documents listed in Annex C-2 to the Lease plus all other documents, data and records required in connection with Sublessee’s obligations under the Sublease, according to best airline practice and so as to satisfy the requirements of all applicable Aviation Authority regulations and Sublessee’s Maintenance Program (including, without limitation, the Technical Reports), and all additions, renewals, revisions and replacements from time to time made to any of the foregoing in accordance with the Sublease.
“Airframe” means (i) each Bombardier DHC-8-402 airframe (excluding Engines, Spare Engines, engines, Propellers and propellers) bearing the manufacturer’s serial number and current U.S. Registration number specified in the Sublease Supplement with respect to the related Aircraft, which Airframe shall be leased by Sublessor to Sublessee under the Sublease and under such Sublease Supplement; and (ii) any and all Parts (A) so long as the same shall be incorporated or installed in or attached to such Airframe, or (B) so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 of the Sublease after removal from such Airframe; provided, however, that at such time as an aircraft shall be deemed part of the property leased under the Sublease in substitution for the Airframe pursuant to the applicable provisions of the Lease, the replaced Airframe shall cease to be an Airframe under the Lease; and provided, further, that each

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Airframe shall not include Passenger Convenience Equipment. As of the Signing Date, subject to the terms of the Operative Documents, the Airframes that will be eligible for lease under the Lease are identified in Schedule I to the Additional Agreement.
“Airframe Payment Redelivery Adjustment” has the meaning specified for such term in Annex C-1 of the Lease.
“APU” means, in respect of an Aircraft, the auxiliary power unit installed on such Aircraft.
“APU Hour” means, in respect of an APU for an Aircraft, each hour or part thereof such APU is operated, elapsing from the moment the APU is started until such APU is shut down.
“APU Payment Redelivery Adjustment” has the meaning specified for such term in Annex C-1 of the Lease.
“Associated Rights” has the meaning given to such term in the Cape Town Convention.
“Aviation Authority” means each person which is from time to time vested with the control and supervision of, or has jurisdiction over, the registration, airworthiness and operation of aircraft or other matters relating to civil aviation in the United Kingdom.
“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.
“Base Rate” means the rate of interest reported by the Wall Street Journal from time to time as the “prime rate.”
“Basic Rent” means, in respect of an Item of Equipment, the rent payable for such Item of Equipment pursuant to Section 3(b) of the Sublease, as confirmed by the applicable Sublease Supplement in respect of such Item of Equipment.
“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York, London or the city where the principal office of the Trustee is located.
“Cape Town Convention” means collectively, the official English language texts of the Convention on International Interests in Mobile Equipment (the “Convention”) and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with any protocols, regulations, rules, orders, agreements, instruments, amendments, supplements, revisions or otherwise that have or will be subsequently made in connection with the Convention or the Protocol by the “Supervisory Authority” (as defined in the Consolidated Text), the International Registry or “Registrar” (as defined in the Consolidated Text) or any other international or national, body or authority, all as in effect in the United States or other relevant Contracting State (as used in the Consolidated Text). Except to the extent otherwise defined in the Sublease Operative Documents, terms used in the Sublease Operative Documents that are defined

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in the Cape Town Convention shall when used in relation to the Cape Town Convention have the meanings ascribed to them in the Cape Town Convention.
“Cash Equivalents” means (i) direct obligations of the United States of America and agencies guaranteed by the United States government having a final maturity of ninety (90) days or less from date of purchase thereof; (ii) certificates of deposit issued by, bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of Aa or better by Moody’s or AA or better by S&P and having a final maturity of ninety (90) days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the laws of the United States of America or any state thereof having a rating assigned to such commercial paper of AA by S&P or Aa by Moody’s and having a final maturity of ninety (90) days or less from the date of purchase thereof.
“Code” means the Internal Revenue Code of 1986, as amended.
“Consolidated Text” means the combination of the Convention or the Protocol (each as defined in the definition of Cape Town Convention) that was authorized and created pursuant to Resolution No. 1 adopted by the Cape Town Diplomatic Conference and any reference to a provision of the Consolidated Text is a reference to the provision of the Convention or the Protocol from which it is derived.
“Cycle” means, in respect of an Aircraft, one take-off and landing of such Aircraft.
“Default” means any condition, circumstance, act or event which with the giving of notice or the lapse of time or both would become an Event of Default.
“Delivery Condition Requirements” means the requirements identified in Annex B to the Sublease; provided that such requirements are solely a description of the condition in which the Item of Equipment must be in order for Sublessee to be obligated to accept an Item of Equipment under the Sublease.
“Delivery Date” means, with respect to an Item of Equipment, the date of the initial Sublease Supplement for such Item of Equipment, which date shall be the date such Item of Equipment is leased by Sublessor to Sublessee and accepted by Sublessee under the Sublease.
“Delivery Location” shall mean Toronto. Canada or such other location in the continental United States or Canada which is mutually acceptable to Sublessor and Sublessee, taking into account all tax considerations.
“DER Part” shall mean a replacement part which has not been manufactured by the original manufacturer of the Part to be replaced, but which replacement part has been approved by a Designated Engineering Representative certified by the FAA.

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“Determination Date” has the meaning set forth in Section 9(a)(ii) of the Sublease.
“Dollars” and “$” mean the lawful currency of the United States of America.
“EASA Modifications” means the modification and/or updates required to be effected to the Aircraft and the Aircraft Documents pursuant to the Sky Services Agreement in order to comply with (j) EASA requirements, (iii) Aviation Authority requirements, and (iii) Sublessee requirements, in each case in respect of the operation of the Aviation in passenger service within the Sublessee’s fleet.
“Engine” means, with respect to each Aircraft (i) each of the two Pratt & Whitney Canada model PW150A engines listed by manufacturer’s serial number in the initial Sublease Supplement for such Aircraft, whether or not from time to time thereafter installed on any Airframe or installed on any other airframe or on any other aircraft; and (ii) any Acceptable Alternate Engine therefor and in all cases with a minimum of 1750 lbs of thrust or its equivalent, together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Head Lessor in accordance with the terms of Section 8 of the Sublease after removal from such Engine; provided, however, that at such time as an engine shall be deemed part of the property leased under the Sublease in substitution for an Engine pursuant to the applicable provisions of the Sublease, the replaced Engine shall cease to be an Engine under the Sublease or other Sublease Operative Documents. The term “Engines” means, as of any date of determination, all Engines then leased under the Lease. As of the Signing Date, subject to the terms of the Sublease Operative Documents, the Engines that will be eligible for sublease under the Sublease are identified in Schedule I to Participation Agreement.
“Engine Cycle” means, in respect of an Engine or a Spare Engine, operation of such Engine or Spare Engine on an aircraft from and including a take-off to and including the landing of that aircraft.
“Engine Flight Hour” means, in respect of an Engine or a Spare Engine, each hour or part thereof such Engine or Spare Engine is operated, elapsing from the moment the wheels of an aircraft on which such Engine or Spare Engine is installed leave the ground until the wheels of such aircraft next touch the ground.
“Engine Lease” means the General Terms Engine Lease Agreement between Willis Finance, as Lessor and Sublessor, as Lessee, dated as of March 6, 2013, and each “Lease” constituting a part thereof.

“Engine Manufacturer” means United Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware, acting by and through its Pratt & Whitney Canada division, or any successor division, subsidiary or affiliate thereof.

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“Engine Manufacturer Consent” shall mean the Consent and Agreement dated as of a date on or prior to the initial Delivery Date by the Engine Manufacturer with respect to the Engine Servicing Assignment.
“Engine Servicing Agreement” means that certain Term Cost Program to be entered into between Sublessee and the Engine Manufacturer (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part thereof), as the same may be amended or otherwise supplemented from time to time.
“Engine Servicing Assignment” means that certain Assignment of Term Cost Program to be entered into between Sublessee and Sublessor, as said Assignment of Term Cost Program may from time to time be, supplemented or amended to the extent permitted by, and in accordance with, the terms thereof.
“Equipment” means, collectively, all of the Aircraft and the Spare Engines.
“EU ETS Authority” means any Government Entity of a member state of the European Union with jurisdiction for the application and administration of EU ETS Laws in relation to any of the Sublessee, any Permitted Sublessee or the Aircraft.
“EU ETS Directive” means Directive 2003/87/EC of the European Parliament and of the Council of 13 October 2003 establishing a scheme for greenhouse gas emissions allowance trading and amending Council Directive 96/61/EC, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without modifications).
“EU ETS Emissions Report” means the annual verified emissions report required to be submitted by the Lessee to the EU ETS Authority by 31 March of each year in respect of the previous reporting year’s emissions under EU ETS Laws.
“EU ETS Fleet Report” means the current fleet list as submitted by the Lessee to the relevant EU ETS Authority together with any updates and supplementary information provided or maintained by the Sublessee in respect of its obligation under EU ETS laws.
“EU ETS Laws” means:
(a)    the EU ETS Directive; and
(b)    any Applicable Law of a member state of the European Union implementing the EU ETS Directive.
“EU ETS Letter” means any letter executed or to be executed by the Sublessee or, as the case may be, any Permitted Sublessee in respect of the Aircraft in the form of Exhibit B to the Additional Agreement.
“EU ETS Monitoring Plan” means the Sublessee’s current monitoring plan detailing how its emissions will be measured and reported in respect of its obligations under EU ETS Laws as approved by the EU ETS Authority.

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“EU Institution” means (whether having a distinct legal personality or not) the organs of the European Union having power to issue binding laws, regulations, directives, decisions, regulatory requirements, judgments, orders or directions including, without limitation, the European Commission, the European Council, the European Court of Justice, the European Parliament and EASA.
“Eurocontrol Letter” means any letter executed, or to be executed, by the Sublessee or, as the case may be, any Permitted Sublessee in respect of the Aircraft in the form of Exhibit A to the Additional Agreement together with Eurocontrol’s acknowledgement of receipt.
“Event of Default” has the meaning specified for such term in Section 13 of the Sublease.
“Event of Loss” means, with respect to any Aircraft, Airframe, Engine, Spare Engine or Propeller, any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property for a period in excess of sixty (60) days or, if earlier, the expiration of the Term for such property; (iv) the requisition for use of such property by any governmental authority (other than a requisition for use by the United States Government or any government of registry of the Aircraft or any agency or instrumentality thereof) that shall have resulted in the loss of possession of such property by Lessee (or any Permitted Sublessee) for a period in excess of ninety (90) consecutive days or, if earlier, the expiration of the Term for such property; (v) the requisition for use by the United States Government or any government of registry of any Aircraft or any instrumentality or agency thereof, which shall have occurred during the Term for the relevant property and shall have continued for a period of thirty (30) days beyond such Term; (vi) the condemnation, confiscation or requisition of such property by the United States Government or any government of registry, if such condemnation, confiscation or requisition results in a loss by the Lessor of its title to such property or the taking of title to any Aircraft, Airframe, Engine, Spare Engine or Propeller by the United States Government or any government of registry; and (vii) with respect to an Engine, Spare Engine or Propeller only, any divestiture of title to or interest in such property or any event with respect to such property that is deemed to be an Event of Loss with respect to such property pursuant to Section 7(b)(v) of the Lease. An Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe for such Aircraft.
“Expenses” means all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals and reasonable costs of investigation) of whatsoever kind and nature.
“Financing Parties” means any Person or Persons from time to time notified by Sublessor to Sublessee as providing financing, or participating in a transaction the purpose of which is to provide financing, to Head Lessor or the Owner Participant in respect of its acquisition, ownership or leasing of any Item of Equipment, whether by way of loan, superior lease or otherwise.

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“Financing Parties’ Representative” means any one or more Financing Parties from time to time notified to Lessee as being the Financing Parties’ Representative.
“Flight Hour” means, in respect of an Aircraft, each hour or part thereof elapsing from the moment the wheels of such Aircraft leave the ground on take-off until the wheels of such Aircraft next touch the ground.
“Foreign Air Carrier” means any air carrier which is not a U.S. Air Carrier and which would qualify as a Permitted Sublessee.
“GAAP” means applicable generally accepted accounting principles, consistently applied.
“Government Entity” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Sublease Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Sublease Operative Documents.
“Habitual Base” means the United Kingdom, or, subject to the prior written consent of Lessor, any other country or countries in which an Item of Equipment is for the time being habitually based.
“Head Lease” means that certain Master Lease Agreement, dated as of August 12, 2012 between Head Lessor and Sublessor, as said Master Lease Agreement may from time to time be supplemented or amended to the extent permitted by, and in accordance with, the terms thereof. The term “Lease” shall also include each Lease Supplement from time to time entered into pursuant to the terms of the Lease.
“Head Lessor” means Regional Equipment Trust, a Delaware statutory trust, or any of its successors and permitted assigns acting as lessor under the Head Lease.
“Head Lessor Liens” means any Lien or disposition of title or interest arising as a result of (i) claims against Head Lessor, the Trust Company in its individual capacity, the Trustee or the Owner Participant not related to the Transactions, (ii) any act or omission of the Owner Participant, Head Lessor, the Trustee or the Trust Company in its individual capacity, which is not related to the Transactions or is in violation of any of the terms of the Operative Documents, (iii) claims against the Owner Participant, Head Lessor, the Trustee or the Trust Company in its individual capacity, with respect to Taxes or Expenses against which Head Lessee is not required to indemnify the Owner Participant, Head Lessor, the Trustee or the Trust Company in its individual capacity, and (iv) claims against Head Lessor or the Owner Participant arising out of any transfer by Head Lessor or the Owner Participant of all or any portion of the respective interests of Head Lessor or the Owner Participant in the Equipment, the Trust Estate or the Operative Documents other than the transfer of possession of the Aircraft pursuant to the Lease, a transfer of the Aircraft pursuant to Sections 9, 10 or 19 of the Lease or pursuant to the exercise of the remedies set forth in Section 14 of the Lease.

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“Indemnitee” means (i) the Head Lessor, (ii) the Trust Company, in its individual capacity and as trustee under the Trust Agreement, (iii) Sublessor, (iv) the Owner Participant, (v) the Trustee, (vi) the Financing Parties, (vii)  the Trust Estate, (viii) each Affiliate of the Persons described in clauses (i) through (vi), inclusive, (ix) the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (viii), inclusive, and (x) the successors and permitted transferees and assigns of the Persons described in clauses (i) through (ix), inclusive.
“Insurance” means the insurance in respect of the Equipment required by Section 10 of the Sublease and Exhibit D thereto.
“Insurance Brokers” has the meaning specified for such term in paragraph (c) of Exhibit D to the Sublease.
“International Interest” has the meaning specified for such term in the Cape Town Convention.
“International Registry” means the registry established pursuant to the Cape Town Convention.
“Item of Equipment” means any Aircraft or either Spare Engine.
“Landing Gear Safe-Life Payment Redelivery Adjustment” has the meaning specified for such term in Annex C-1 of the Lease.
“Law” means (a) any constitution, treaty, statute, law, regulation, order, rule or directive of any Government Entity and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.
“Lien” means any mortgage, pledge, lien, International Interest, Prospective International Interest, charge, claim, encumbrance, lease, sublease or security interest affecting the title to or any interest in property.
“Loss Payable Threshold” means, in respect of an Item of Equipment, the amount specified in paragraph (e) of Exhibit D to the Sublease.
“Loss Payment Date” has the meaning specified for such term in Section 9(a)(ii) of the Sublease.
“Main Landing Gear Payment Redelivery Adjustment” has the meaning specified for such term in Annex C-1 of the Sublease.
“Maintenance Payment” means, collectively, all applicable amounts to be paid at the rates, as modified from time to time, referred to in Annex C of the Sublease with respect to Airframe Payment, APU Payment Redelivery Adjustment, Propeller Payment Redelivery Adjustment, Nose Landing Gear Payment Redelivery Adjustment and Main Landing Gear Payment Redelivery Adjustment, as the case may be.

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“Maintenance Program” means a maintenance program approved by the Aviation Authority for the Equipment in accordance with the Manufacturer’s and/or OEM’s specifications, requirements, service bulletins, planning documents, maintenance manuals and documents and encompassing scheduled maintenance (including block maintenance), condition-monitored maintenance, and/or on-condition maintenance of the Airframes, Engines, Spare Engines, Propellers and Parts, including servicing, testing, preventive maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, airworthiness directives, corrosion control, inspections and treatments.
“Maintenance Provider” means, (x) Dowty, in the case of the Propellers and (y) Hamilton Sundstrand, in the case of the APU or, with respect to either the Propellers or the APU, such other reputable provider of power by the hour maintenance programs selected by Sublessee.
“Manufacturer” means Bombardier Inc., and its successors and permitted assigns.
“Maximum Deductible Amount” has the meaning specified for such term in paragraph (d) of Exhibit D to the Sublease.
“Minimum Liability Insurance Amount” has the meaning specified for such term in paragraph (a)(1) of Exhibit D to the Sublease.
“Mitigated Rent Amount” has the meaning specified for such term in Section 14(c) of the Sublease.
“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.
“MPD” means the Maintenance Planning Document published by the Manufacturer and applicable to the Aircraft.
“Nose Landing Gear Payment Redelivery Adjustment” has the meaning specified for such term in Annex C-1 of the Sublease.
“OEM” means, in relation to any Part, the original equipment manufacturer of such Part.
“Omnibus Consents” shall mean each Consent and Agreement by the applicable manufacturer or third party maintenance provider with respect to any Omnibus Servicing Assignment.
“Omnibus Servicing Assignment” means any security assignment with respect to any Other Servicing Agreement entered into between Sublessee and Sublessor, the terms of which shall include requirements for notice to Sublessor prior to termination and related cure rights and provide for the continuation of services for the benefit of Sublessor (or its designee) following the Term Expiration Date as may from time to time be, supplemented or amended to the extent permitted by, and in accordance with, the terms thereof.
“Operative Documents” has the meaning given to such term in the Participation Agreement.

ANNEX A Page 16
CHICAGO/#2328362.7

“Other Operative Documents” means any documentation executed in connection with any leasing or financing transaction between Sublessor and Sublessee.
“Other Servicing Agreements” means any maintenance servicing agreement entered into between Sublessee and the applicable Maintenance Provider relating to the maintenance of the APU or Propellers in a “power by the hour” maintenance program (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part thereof).
“Owner Participant” means Export Development Canada, and its successors and transferees.
“Parent Guarantee” means, the Guarantee, dated as of the Signing Date, delivered to Sublessor by the Parent Guarantor.
“Parent Guarantor” means, Flybe Group plc.
“Participation Agreement” means that certain Participation Agreement, dated as of the August 12, 2012 among the Trustee, Sublessor, Head Lessor and the Owner Participant, as the same may from time to time be supplemented or further amended, to the extent permitted by, and in accordance with, the terms thereof.
“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines, Spare Engines or engines or complete Propellers or propellers and (b) cargo containers) which may from time to time be incorporated or installed in or attached to any Airframe, Engine, Spare Engine or Propeller or so long as title thereto shall remain vested in Head Lessor in accordance with Section 8 of the Sublease after removal therefrom; provided that “Parts” shall not include Passenger Convenience Equipment.
“Passenger Convenience Equipment” means components or systems installed on or affixed to an Airframe that are used to provide individual telecommunications to passengers aboard such Airframe.
“Past Due Rate” means a rate per annum equal to [*] over the Base Rate.
“Payment Date” means the 1st of the month.
“Permitted Lien” means any Lien referred to in clauses (i) through (ix) of Section 6 of the Sublease.
“Permitted Sublease” means a sublease permitted under Sections 7(b)(x) and 7(b)(xi) of the Sublease.
“Permitted Sublessee” means the sublessee under a Permitted Sublease.

ANNEX A Page 16
CHICAGO/#2328362.7

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency, authority or political subdivision thereof.
“PMA Parts” shall mean Parts manufactured in accordance with a Parts Manufacturing Approval Supplement issued by the FAA.
“Prohibited Country” means any state, country or jurisdiction which is subject to any sanction, resolution, order or embargo by (1) the United Nations Security Council, (2) any government entity of the EU, the United States of America or the State of Registration, and which sanction, resolution, order or embargo prohibits the Sublessee or any Permitted Sublessee from operating, exporting or using the Aircraft to, from or in that state, country or jurisdiction.
“Prohibited Person” means any Person (whether designated by name or by reason of being included in a class of Persons) against whom Sanctions are directed.
“Propeller” means, with respect to each Aircraft (i) each of the two (2) Dowty Aerospace model R408/6-123-F/17 propellers listed by manufacturer’s serial number in the initial Lease Supplement for such Aircraft, whether or not from time to time thereafter installed on any Engine or Spare Engine or installed on any other engine; and (ii) any Acceptable Alternate Propeller therefor, together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Head Lessor in accordance with the terms of Section 8 of the Sublease after removal from Propeller; provided, however, that at such time as a propeller shall be deemed part of the property leased under the Sublease in substitution for a Propeller pursuant to the applicable provisions of the Sublease, the replaced Propeller shall cease to be a Propeller under the Sublease or other Sublease Operative Documents. The term “Propellers” means, as of any date of determination, all Propellers then leased under the Sublease. As of the Signing Date, subject to the terms of the Sublease Operative Documents, the Propellers that will be eligible for sublease under the Sublease are identified in Schedule I to the Additional Agreement.
“Propeller Cycle” means, in respect of a Propeller, operation of such Propeller on an aircraft from and including a take-off to and including the landing of that aircraft.
“Propeller Flight Hour” means, in respect of a Propeller, each hour or part thereof such Propeller is operated, elapsing from the moment the wheels of an aircraft on which such Propeller is installed leave the ground until the wheels of such aircraft next touch the ground.
“Propeller Manufacturer” means Dowty Aerospace, and its successors and permitted assigns.
“Propeller Payment Redelivery Adjustment” has the meaning specified for such term in Annex C-1 of the Sublease.
“Prospective International Interest” has the meaning given to such term in the Cape Town Convention.

ANNEX A Page 16
CHICAGO/#2328362.7

“Redelivery Date” has the meaning specified for such term in Annex C of the Sublease.
“Rent” means Basic Rent and Supplemental Rent, collectively.
“Rent Payment Date” shall mean, in respect of an Item of Equipment, (i) Delivery Date and (ii) each of the successive Payment Dates thereafter.
“Replacement Engine” means any engine substituted for an Engine or a Spare Engine pursuant to Section 9(b) of the Sublease.
“Replacement Propeller” means any propeller substituted for a Propeller pursuant to Section 9(b) of the Sublease.
“S&P” means Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies, Inc., and any successor thereto.
“Sanctions” means any sanctions, embargos, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing) imposed by the United Nations (UN), the European Union (EU), the US Office of Foreign Assets Control (OFAC) and/or HM Treasury and the Foreign and Commonwealth Office of the United Kingdom.
“Securities Act” means the Securities Act of 1933, as amended.
“Signing Date” means September 16, 2014.
"Sky Services" means Sky Service F.B.O. Inc.
"Sky Services Agreement" means the agreement between Sublessor and Sky Services attached to the Sublease as Appendix B-4.
“Spare Engine” means (i) the Pratt & Whitney Canada model PW150A engine listed by manufacturer’s serial number in the initial Sublease Supplement for such Spare Engine, whether or not from time to time thereafter installed on an Airframe or installed on any other airframe or on any other aircraft; and (ii) any Acceptable Alternate Engine therefor and in all cases with a minimum of 1750 lbs of thrust or its equivalent, together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Head Lessor in accordance with the terms of Section 8 of the Sublease after removal from such Spare Engine, and includes all Aircraft Documents and all logs, manuals, and data and inspection, modification, repair and overhaul records required to be maintained with respect to the foregoing; provided, however, that at such time as an engine shall be deemed part of the property leased under the Lease in substitution for a Spare Engine pursuant to the applicable provisions of the Lease, the replaced Spare Engine shall cease to be a Spare Engine under the Lease or other Operative Documents. The term “Spare Engines” means, as of any date of determination, all Spare Engines then leased under the Lease. As of the Signing Date, subject to the terms of the Sublease Operative Documents, the Spare Engines eligible for sublease under the Sublease are identified in Schedule I to the Additional Agreement.

ANNEX A Page 16
CHICAGO/#2328362.7

“Specified Default” means a Lease Default of the type described in Section 13(a), (b), (e), (l) or (m) of the Sublease.
“Sublease” means the Master Sublease Agreement, dated of the Signing Date, between Sublessor and Sublessee.
“Sublease Operative Documents” means the Additional Agreement, the Sublease, the Engine Service Agreement, the Engine Service Agreement Consent, the Parent Guarantee, the Other Servicing Agreement, any Omnibus Servicing Assignment and any Omnibus Consents.
“Sublease Supplement” shall mean each sublease supplement to be entered into between Sublessor and Sublessee under the Sublease in respect of an Item of Equipment dated the Delivery Date for such Item of Equipment, substantially in the form of Exhibit A to the Sublease, for the purpose of leasing such Item of Equipment under and pursuant to the terms of the Lease, and any other Lease Supplement entered into in accordance with the terms of the Sublease.
“Sublessee Documents” means each Sublease Operative Document to which Sublessee is a party and each other agreement between the Sublessee and the respective parties thereto relating to the Transactions.
“Sublessee’s Maintenance Program” means the Maintenance Program approved by the Aviation Authority for Sublessee’s maintenance of the Equipment.
“Sublessor” means Republic Airline Inc., an Indiana corporation, and its permitted successors and assigns.
“Sublessor Documents” means each Sublease Operative Document to which the Sublessor is a party and each other agreement between the Sublessor and the respective parties thereto relating to the Transactions.
“Sublessor Liens” means any Lien or disposition of title or interest arising as a result of (i) claims against Sublessor not related to the Transactions, (ii) any act or omission of the Sublessor, which is not related to the Transactions or is in violation of any of the terms of the Operative Documents, (iii) claims against the Sublessor with respect to Taxes or Expenses against which Sublessee is not required to indemnify the Sublessor, (iv) claims against Sublessor arising out of any transfer by Sublessor of all or any portion of the respective interests of Sublessor in the Equipment, or the Sublease Operative Documents other than the transfer of possession of the Aircraft pursuant to the Sublease, a transfer of the Aircraft pursuant to Sections 9 or 10 of the Sublease or pursuant to the exercise of the remedies set forth in Section 14 of the Sublease.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the

ANNEX A Page 16
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ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent. Unless otherwise expressly specified, when used herein “Subsidiary” shall mean a Subsidiary of the Sublessee.
“Supplemental Rent” means, without duplication, all amounts, liabilities, indemnities and obligations (other than Basic Rent) that Sublease assumes or becomes obligated to or agrees to pay under any Sublessee Document to or on behalf of Sublessor or any other Person, including, without limitation, any such amounts with respect to Agreed Value, and payments of indemnities under Section 5 of the Additional Agreement.
“Taxes” means any and all fees (including, without limitation, license, recording, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), withholding, license, levies, imposts, duties, recording charges and assessments of any kind whatsoever that are in the nature of taxes or other governmental charges including interest, penalties and additions to tax.
“Technical Report” means a report of the Flight Hours, Cycles, Engine Flight Hours, Engine Cycles, Propeller Flight Hours and Propeller Cycles operated by the Airframe, Engines, Spare Engines and Propellers in respect of each calendar month in the format typically produced by Sublessee for its lessors.
“Term” means, in respect of an Item of Equipment, the term for which such Item of Equipment is leased pursuant to Section 3(a) of the Sublease, commencing on the Delivery Date for such Item of Equipment, and ending on the Term Expiration Date for such Item of Equipment.
“Term Expiration Date” means, in respect of an Item of Equipment, the date that is specified as the Lease Expiry Date in Schedule I to the Additional Agreement and the Sublease Supplement for such Item of Equipment.
“Transactions” means the transactions contemplated by the Additional Agreement and the other Sublease Operative Documents.
“Trust Agreement” means that certain Amended and Restated Trust Agreement dated as of May 17, 2012 between the Owner Participant and the Trustee, as the same may be amended, supplemented or modified from time to time to the extent permitted by, and in accordance with, the provisions thereof, including, without limitation, supplementation thereof by the Trust Supplements entered into pursuant to the applicable provisions thereof.
“Trust Company” means the institution acting as Trustee, in its individual capacity.
“Trust Estate” has the meaning given to such term in the Participation Agreement.
“Trustee” means Wells Fargo Delaware Trust Company, National Association, and any entity appointed as successor Trustee pursuant to the terms of the Trust Agreement, and references

ANNEX A Page 16
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to a predecessor Trustee in its individual capacity by name in the Operative Documents shall include such successor Trustee in its individual capacity from and after such succession.
“United States Government” means the Federal government of the United States of America.
“U.S. Air Carrier” means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Transportation Code, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.
“U.S. Person” means any Person that qualifies as a “United States person” under Section 7701(a)(30) of the Code.
“Wet Lease” means any arrangement whereby the Sublessee (or any Permitted Sublessee) agrees to furnish any Airframe, Engine, Spare Engine and/or Propeller or engines or propellers installed thereon to a third party pursuant to which such Airframe, Engine, Spare Engine and Propeller or engines or propellers (i) shall be operated solely by regular employees of Sublessee (or any Permitted Sublessee) possessing all current certificates and licenses that would be required under the Transportation Code, or, if such Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry, for the performance by such employees of similar functions within the United States of America or such other jurisdiction of registry (it is understood that cabin attendants need not be regular employees of Sublessee (or any Permitted Sublessee); and provided that any pilot is a regular employee of Sublessee (or any Permitted Sublessee)), and (ii) shall be maintained by Lessee (or any Permitted Sublessee) in accordance with Sublessee’s Maintenance Program and without in any way discriminating against the Aircraft on the basis of its leased status or otherwise. For the avoidance of doubt, a code share agreement under which the Sublessee (or any Permitted Sublessee) operates an Aircraft under another air carrier’s livery and two-letter flight designator code shall not be deemed a Wet Lease.
“Willis Engine” means each “Engine” under the Engine Lease.
“Willis Finance” means Willis Lease Finance Corporation.

ANNEX A Page 16
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ANNEX B

DELIVERY CONDITIONS
Each Item of Equipment (to the extent applicable) shall satisfy the following conditions on the Delivery Date:
[*]

Annex B-1

Appendix B-1
[*]

Appendix B-1-1

Appendix B-2
[Intentionally left blank]

Appendix B-2-1

Appendix B-3
[Intentionally left blank]

Appendix B-3-1

Appendix B-4
[Sky Services Agreement to be attached]

0 sky service :rave a	Maintenance Proposal BOMDAS-0814-04R6

Maintenance Proposal REPUBLIC AIRWAYS Attention: Lars Amell Maintenance Proposal: BOMDAS-0814-04R6 Dash 8-0400 — FAA to EASA Modifications	Sent electronically: larnell@rjet.com
Dear Lars:
Per your request for a quote on five Dash 8-0400s, S/Ns —4187, 4332, 4333. 4338 and 4380 ('Aircraft"), Sky Service F.B.O. Inc ("Skyservice") is pleased to submit the following proposal for your perusal. This proposal is based on the statement of work provided to Skyservice by Republic Airways ("Customer"), and is as accurate as the information provided.
1.0 FAA to EASA Modifications
Quotation is for Skyservice to cany out the FAA to EASA modifications listed below only and does not include any discrepancies or parts and outside services. All parts and outside services as well as discrepancies will be billed at time and material as per the labour rates and policies listed below. Reference Appendix A for a full listing of modifications.
[*]

Note 1: [*]
Note 2: [*]
Note 3: All prices highlighted in green are Fixed Firm prices.
Note 4: [*]

skyservice    Maintenance Proposal BOMDAS-0814-04R6
Note 5: Skyservice does not have historical data on item #11. Exact cost of the AFM Supplement will be determined once the response to the P&O is received from Bombardier. Customer has the option to apply directly to Bombardier for the AFM supplement.
Note 6: For items 7, and 9, these will be developed and approved under an EASA minor mod, not an EASA STC.
Note 7: [*]
Note 8: [*]
Note 9: [*]
Note 10: [*]
Note 11: [*]
Please indicate your acceptance or refusal by signing in the appropriate area below:
Accept /s/ Ethan J. blank Decline ________________ Date September 16, 2014

2.0 Additional Costs
[*]
3.0 General Information
3.1    Inclusions in Overall Price
a)[*]
3.2    Exclusions in Overall Price
The following additional charges are not reflected in the quotation;
[*]
3.3 Assumptions
[*]
3.4 Disclosure of Information
[*]
3.5 Lead-time
[*]
3.6 Scheduling
[*]

3.7 Taxes and Duties
Tax and duties will be charged on parts and services where applicable. 3.8    Flight Testing
[*]

3.9 Terms of Payment

[*]
3.10 Warranty
If the Aircraft is under a warranty program Skyservice will submit work scope to warranty provider. If work scope is rejected for any reason all costs will be billed to customer.
Skyservice warrants for the benefit of Customer and Flybe (and their respective affiliates) that the services performed pursuant to this contract shall be in accordance with Transport Canada regulations and the manufacturers approved maintenance program. Moreover, the aforementioned work shall be free from defects in workmanship or installation for a period of [*], whichever occurs first after the Aircraft is delivered to or on behalf of the Customer. The sole and exclusive obligation and liability of Skyservice shall be to rectify any defect reported by the Customer or Flybe and agreed to by Skyservice within the warranty period at Skyservice's facility. No warranty is given with respect to parts, components and products not manufactured by Skyservice. Such items are subject to the terms of each vendors warranty. Skyservice will endeavour to obtain the best possible warranties from its vendors
Skyservice agrees to assign to Republic and Flybe, the end user of the services more fully detailed herein, any assignable warranty rights available for these services, parts, components or equipment used pursuant to this Agreement.
3.11 Indemnification
Skyservice shall defend and hold Customer and Flybe (and their respective affiliates) harmless from and against any and all claims, causes of action and other liabilities (including reasonable attorney's fees) arising in connection with the performance or non-performance by Skyservice of its obligations under this Agreement to the extent that such claim, cause of action or liability is not caused by the gross negligence or wilful misconduct of Customer or Flybe, as the case may be, its agents, employees or representatives.
Customer shall defend and hold Skyservice harmless from and against any and all claims, causes of action and other liabilities (including reasonable attorney's fees) arising in connection with the performance or nonperformance by Customer of its obligations under this Agreement to the extent that such claim, cause of action or liability is not caused by the gross negligence or wilful misconduct of Skyservice, its agents, employees or representatives.
Notwithstanding anything in this Agreement to the contrary, neither party shall be liable for special, incidental nor consequential damages including, but not limited to, loss of use, revenue, profit or business opportunities, even if the other party has been advised, knew or should have known of the possibility of such damages.
Skyservice shall add Customer and Flybe as additional insured under its policy prior to the commencement of work and will provide a copy of the insurance certificate as evidence. The delivered certificate will include evidence of liability coverage.
3.12 Validity of Quotation
This quote shall not become a binding contract between the Customer and Skyservice unless signed and returned to Skyservice within 30 days of the date of the quote.
3.13 Policies — Labour Rates
[*]
3.14 Excusable Delays
Skyservice shall not be held liable for delays in delivery, performance, or failure to perform due to causes beyond its reasonable control, acts of the Customer, and delays in transportation or shortages of parts from vendors, additional work requests or from Force Majeure. In any case, Skyservice shall not be liable for without limiting the following, any loss of profit, direct or indirect expenses, alternate charter costs, crew lodging, per diems or alternate means of transportation.
3.15 Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable thereto.
3.16 Entire Agreement
The term "Work' includes all work performed, including both fixed price work and additional work requests. This Agreement constitutes the entire agreement between parties. There are not and shall not be any verbal statements, representations, warranties, undertakings or agreements between the parties. This Agreement may not be altered or modified in any respect, expect by written instrument signed by the two parties.
3.17 Confidentiality
The parties recognize that this estimate contains information that is commercially sensitive and agree to keep the entire contents of this estimate confidential and not to make any disclosures to any third persons other than (i) to such party's professional advisors, including accountants, financial and legal advisors, bankers or other lenders, (ii)
as may be required by law however in such instance, only to the extent required by law, and (iii) with the prior written consent of both parties.

3.18 Flybe as Beneficiary
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Skyservice agrees that Flybe is an express beneficiary of, and entitled to directly enforce against Skyservice, the provisions of Section 3.10 and 3.11 hereof.

We thank you for the opportunity of quoting on this project and should you require any additional information, please do not hesitate to contact the undersigned at any time.
Regards,
/s/ Mark Rinaldi
Mark Rinaldi
Director, Aircraft Maintenance Sales
Sky Service F.B.O. Inc. Phone: (905) 678-5844 Mobile: (416) 577-0078 Email: mark rinaldi(skyservicebas corn

skyservice Air travel Evolved.	Maintenance Proposal BOMDAS-0814-04R6
RENA!. It AIRWAYS
Dash 8-0400 — FAA to EASA Modifications
Estimated date of arrival:    TBD
Quotation No.:    BOMDAS-0814-04R6
Signature below represents Customer has read and understood all terms and conditions set out in the proposal:
Accepted and Agreed for Purposes of Section 3.18: Flybe Limited

Accepted by:    Sky Service F.B.O. Inc
1111    If    I b.

Per: /s/ S. Hammad
Name: S. Hammad
Title: CEO
Date: September 16, 2014

Per: /s/ Ethan J. Blank
Name: Ethan J. Blank
Title: Vice President, General Counsel
Date: September 16, 2014
Accepted by:    Republic Airways
Purchase Order Number

Per. /s/ Mark Rinaldi
Name: Mark Rinaldi
Title: Director, Aircraft Maintenance Sales
Acknowledged by:    Sky Service F.B4O, Inc

Per: /s/ Paul Weeks
Name: Paul Weeks
Title: Vice President of Central Region and Maintenance

Appendix B-5
Data and Records
[*]

Annex B-5-1

Appendix B-6
Ground Equipment
1.    Castor Lock Pin Assy, NLG (x1)
2.    MLG Ground Lock Pin (x2)
3.    MLG Door Ground Lock Pin (x2)
4.    NLG Door Ground Lock Pin (x1)
5.    Right Ice Protection Probe Cover (x1)
6.    Pilot Head Cover (x3)
7.    Alpha Vane Cover (x2)
8.    Engine Intake Cover (x2)
9.    Prop Restraint (x2)

Annex B-6-1

Appendix B-7
Interior Condition
[*]

ANNEX C

RETURN CONDITIONS
Each Item of Equipment (to the extent applicable) shall satisfy the following conditions at redelivery the Aircraft as contemplated by Section 5:
[*]

Annex B-7-1

Appendix C-1
[*]

Annex C-1-1

Appendix C-2
CERTAIN AIRCRAFT DOCUMENTS

1.[*]

Annex C-2-1

Appendix C-3
Redelivery Adjustment Rate
[*]

Annex C-3-1

EXHIBIT A
FORM OF SUBLEASE SUPPLEMENT
SUBLEASE SUPPLEMENT NO. _____ (______)

SUBLEASE SUPPLEMENT NO. [__] (_____), dated [_________], between REPUBLIC AIRLINE INC. (“Sublessor”), and FLYBE LIMITED, a _____________ (“Sublessee”).
Sublessor and Sublessee have heretofore entered into that certain Master Sublease Agreement, dated as of _________, 2014 (herein called the “Sublease,” and the defined terms therein being hereinafter used with the same meanings). The Sublease provides for the execution and delivery from time to time of Sublease Supplements for the purpose of leasing certain Aircraft and Spare Engines from time to time under the Sublease as and when delivered by Sublessor to Sublessee in accordance with the terms thereof.
The Sublease relates to the Airframe, Engines and Propellers described below.
NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Sublessor and Sublessee hereby agree as follows:
Sublessor hereby delivers and Subleases to Sublessee under the Sublease and Sublessee hereby accepts and Subleases from Sublessor under the Sublease the following described Bombardier Inc. DHC-8-402 aircraft (collectively, the “Aircraft”), which Aircraft as of the date hereof consists of the following components [TO MODIFY FOR SPARE ENGINES]:
(1)    Airframe: Bombardier Inc. DHC-8-402 airframe bearing manufacturer’s serial number ______ and registration mark ______ , which is certified by the Aviation Authority to transport at least eight (8) persons, including crew, or goods in excess of 2750 kilograms;
(2)    Engines: two (2) engines identified as Pratt & Whitney Canada model PW150A aircraft engines bearing, respectively, manufacturer’s serial numbers PCE-FA__________ and PCE-FA__________ (each such engine being a jet propulsion aircraft engine which has at least 1750 lb. of thrust or its equivalent and at least 550 rated take-off shaft horsepower or its equivalent); and
(3)    Propellers: two (2) propellers identified as Dowty Aerospace model R408/6-123-F/17 aircraft propellers bearing, respectively, manufacturer’s serial numbers DAP _____ and DAP ______ (each such propeller being capable of absorbing 750 or more rated takeoff shaft horsepower).
The Delivery Date of the Aircraft is the date of this Sublease Supplement set forth in the opening paragraph hereof, and the Term for the Aircraft shall commence on the Delivery Date.
Sublessee hereby confirms its agreement to pay Sublessor Basic Rent in respect of the Aircraft throughout the Term therefor in accordance with Section 3 of the Sublease.

    Exhibit A-1

Sublessee certifies that the representations and warranties contained in the Operative Documents are correct in all material respects as though made on and as of the date hereof, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date).
Sublessee hereby confirms to Sublessor that Sublessee has accepted the Aircraft for all purposes hereof and of the Sublease subject to Section 4(l) thereof; provided, however, that nothing contained herein or in the Sublease shall in any way diminish or otherwise affect any right Sublessee or Sublessor may have with respect to the Aircraft against any manufacturer thereof, or any subcontractor or supplier of any such manufacturer.
Certain technical data in respect of the Aircraft is set forth in Schedule 1 hereto. The technical specifications for the Aircraft as of the Delivery Date thereof are set forth in Schedule 2 hereto.
All of the terms and provisions of the Sublease are hereby incorporated by reference in this Sublease Supplement with the same force and effect as if fully set forth herein.
This Sublease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. To the extent, if any, that this Sublease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any jurisdiction), no security interest in this Sublease Supplement may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Sublessor on the signature page hereof.
[This space intentionally left blank]

    Exhibit A-2

IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease Supplement to be duly executed on the day and year first above written.

REPUBLIC AIRLINES INC., as Sublessor By: Name: Title:
FLYBE LIMITED, as Sublessee By: Name: Title:

    Exhibit A-3

Receipt of this original counterpart of the foregoing Sublease Supplement is hereby acknowledged on the ___ day of _______________, 2012.

REPUBLIC AIRLINE INC., as Sublessor By: Name: Title:

    Exhibit A-4

SCHEDULE 1 TO SUBLEASE SUPPLEMENT
[INSERT TECHNICAL DATA]
The following summarizes the condition of the Aircraft on the Delivery Date for purposes of clause (3) of Annex C to the Sublease:

Airframe Serial Number: [______]
Flight Hours since new (TSN): [______]
Flight Hours since Systems, Structural, Zonal and CPCP Major

Inspection (TSO): [______]
APU Serial Number: [______]
APU Hours since new (TSN): [______]
APU Hours since APU Overhaul (TSR): [______]

Landing Gear:
Nose Landing Gear Assembly Serial Number: [______]
Flight Cycles since new (CSN): [______]
Flight Cycles since Landing Gear Overhaul (CSO): [______]
Main Landing Gear Assembly #1 Serial Number: [______]
Flight Cycles since new (CSN): [______]
Flight Cycles since Landing Gear Overhaul (CSO): [______]
Main Landing Gear Assembly #2 Serial Number: [______]
Flight Cycles since new (CSN): [______]
Flight Cycles since Landing Gear Overhaul (CSO): [______]
Flight Cycles operated by Landing Gear Safe-Life Components: see Schedule 2

    Schedule 1-1

Propellers:
Propeller #1 Serial Number: [______]
Propeller Flight Hours since new (TSN): [______]
Propeller Flight Hours since Propeller Overhaul (TSO): [______]
Propeller #2 Serial Number: [______]
Propeller Flight Hours since new (TSN): [______]
Propeller Flight Hours since Propeller Overhaul (TSO): [______]

    Schedule 1-2

SCHEDULE 2 TO SUBLEASE SUPPLEMENT
TECHNICAL SPECIFICATIONS
[EXCEL FILE TO BE ATTACHED IN CLOSING SET]

Schedule 2-1

EXHIBIT B
AGREED VALUE SCHEDULE
[*]

EXHIBIT C
INSURANCE
(“Section 10”)

(a)    Aviation Legal Liability and Property Damage Insurance.
(1)    Except as provided in clause (2) of this Section 10(a), and subject to self-insurance to the extent permitted by Section 10(d), Sublessee will carry or cause to be carried with respect to each Item of Equipment at its or any Permitted Sublessee’s expense (i) comprehensive airline legal liability (including, without limitation, passenger, bodily injury, war risk, hijacking and related perils liability, products and property damage liability) insurance (exclusive of manufacturer’s product liability insurance) and (ii) cargo liability insurance (A) in an amount, per occurrence, and in the annual aggregate for products legal liability and third party was risks not less than the greater of (x) the amounts of comprehensive airline liability insurance from time to time applicable to aircraft and engines owned or Subleased, and operated by Sublessee (or, if a Permitted Sublease is then in effect, by Permitted Sublessee) of the same type as the Items of Equipment and (y) [*] (the “Minimum Liability Insurance Amount”), (B) without limiting the requirement that Sublessee maintain passenger, bodily injury, war risk, hijacking and related perils liability, products and property damage liability insurance as provided above, of the type and covering the same risks as from time to time applicable to aircraft and engines owned or Subleased and operated by Sublessee of the same type as the Items of Equipment and such coverage shall be in substantially similar form as is customarily obtained in the worldwide aviation market by similarly situated carriers operating similar aircraft and engines to the Items of Equipment on similar routes, and (C) which is maintained in effect with insurers of nationally or internationally recognized reputation and responsibility; provided, however, that Sublessee need not maintain such cargo liability insurance, or may maintain such cargo liability insurance in an amount per occurrence less than the Minimum Liability Insurance Amount, so long as the amount of cargo liability insurance, if any, maintained with respect to the Items of Equipment is not less than the cargo liability insurance, if any, maintained for other aircraft and engines of the same model as the Items of Equipment owned or Subleased and operated by Sublessee.
(2)    During any period that an Airframe, Engine, Propeller or Spare Engine, as the case may be, is on the ground and not in operation, Sublessee may carry or cause to be carried as to such non-operating property, in lieu of the insurance required by Section 10(a), and subject to the self-insurance to the extent permitted by Section 10(d), insurance by insurers of nationally

    Exhibit B-1

or internationally recognized reputation and responsibility otherwise conforming with the provisions of Section 10(a) except that (A) the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability insurance from time to time applicable to property owned or Subleased by Sublessee of the same type as such non-operating property and which is on the ground and not in operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or Subleased by Sublessee of the same type as such non-operating property and which is on the ground and not in operation and such coverage shall be in substantially similar form as customarily are obtained by similarly situated carriers in such circumstances in the worldwide aviation market.
(b)    Insurance Against Loss or Damage to the Aircraft.
(1)    Except as provided in clause (2) of this Section 10(b), and subject to the provisions of Section 10(d) permitting self-insurance, Sublessee shall maintain or cause to be maintained in effect, at its or any Permitted Sublessee’s expense, with insurers of nationally or internationally recognized reputation and responsibility, all-risk aircraft hull insurance (including aircraft hull war risk, hijacking and related perils) covering each Aircraft and all risk spares/property damage insurance covering Engines, Propellers, Spare Engines and Parts while removed from an Aircraft; provided that such insurance shall at all times while an Item of Equipment is subject to this Sublease be for an amount (taking into account self-insurance to the extent permitted by Section 10(d)) not less than the Agreed Value for such Item of Equipment; provided further, that, subject to compliance with Section 10(d), such all-risk spares/property damage insurance covering Engines, Propellers, Spare Engines and Parts removed from an Airframe or an airframe or (in the case of Parts) an Engine, Propeller or Spare Engine replaced by similar Parts need be obtained only to the extent available at reasonable cost (as reasonably determined by Sublessee). In the case of a loss with respect to an engine (other than an Engine or Spare Engine) or propeller (other than a Propeller) installed on an Airframe in circumstances which do not constitute an Event of Loss with respect to such Airframe, Sublessor shall promptly remit any payment made to it of any insurance proceeds in respect of such loss to Sublessee; provided that no Event of Default of the type described in Section 13(a), (b), (m) or (n) hereof has occurred and is continuing, or any other third party that is entitled to receive such proceeds.
All insured losses will be adjusted by Sublessee with the insurers; provided, however, that in the event an Event of Default under the Sublease has occurred and is continuing, all losses will continue to be adjusted by the Named Insured(s) with the insurers but no loss settlement/finalization of insurance proceeds will be concluded without the prior written consent of Sublessor. As between Sublessor and Sublessee, it is agreed that all insurance payments received as the result of the occurrence of an Event of Loss will be applied as follows:
(x)    if such payments are received with respect to an Airframe (or an Airframe and the Engines and Propellers installed thereon) or a Spare Engine (where Sublessee has elected not to replace such Spare Engine with an Acceptable Alternate Engine pursuant to Section 9(b)), so much of such payments remaining, after reimbursement of Sublessor, Head Lessor, the Trustee and the Owner Participant for reasonable costs and expenses, as shall not exceed the Agreed Value for such Aircraft or Spare Engine, as the case may be, and the

Exhibit C-1

other amounts payable pursuant to Section 9(a) or 9(b), as the case may be, shall be applied in reduction of Sublessee’s obligation to pay such Agreed Value for such Aircraft or Spare Engine and other amounts payable pursuant to Section 9(a) or 9(b), if not already paid by Sublessee, or, if already paid by Sublessee, shall be applied to reimburse Sublessee for its payment of such Agreed Value and such other amounts payable, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, Sublessee (or if directed by Sublessee, any Permitted Sublessee); and
(y)    if such payments are received with respect to an Engine, Spare Engine (where Sublessee has elected to replace such Spare Engine with an Acceptable Alternate Engine pursuant to Section 9(b)) or a Propeller under the circumstances contemplated by Section 9(b), so much of such payments remaining after reimbursement of Sublessor Head Lessor, the Trustee and the Owner Participant for reasonable costs and expenses, shall be paid over to, or retained by, Sublessee (or if directed by Sublessee, any Permitted Sublessee); provided that Sublessee shall have fully performed or concurrently therewith will fully perform the terms of Section 9(b) hereof with respect to the Event of Loss for which such payments are made and no Event of Default of the type described in Section 13(a), (b), (m), (n) or (o) shall have occurred and be continuing.
As between Sublessor and Sublessee, the insurance payments for any property damage loss to an Item of Equipment not constituting an Event of Loss with respect thereto will be applied in payment for repairs or for replacement property in accordance with the terms of Sections 7 and 8, if not already paid for by Sublessee (or any Permitted Sublessee), and any balance (or if already paid for by Sublessee (or any Permitted Sublessee), all such insurance proceeds) remaining after compliance with such Sections with respect to such loss shall be paid to Sublessee (or any Permitted Sublessee if directed by Sublessee).
(2)    During any period that an Item of Equipment is on the ground and not in operation, Sublessee may carry or cause to be carried, in lieu of the insurance required by clause (1) above, and subject to self-insurance to the extent permitted by Section 10(d), insurance otherwise conforming with the provisions of said clause (1) except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft and engines owned or Subleased by Sublessee (or, if a Permitted Sublease is then in effect, by Permitted Sublessee) of the same type as such Item of Equipment similarly on the ground and not in operation; provided that, subject to self-insurance to the extent permitted by Section 10(d), Sublessee shall maintain insurance against risk of loss or damage to each Item of Equipment in an amount at least equal to the Agreed Value for such Item of Equipment during such period that such Item of Equipment is on the ground and not in operation.
(c)    Reports, etc. Sublessee will furnish, or cause to be furnished, to Sublessor, Head Lessor, and the Owner Participant, on or before the Delivery Date for an Item of Equipment and on each annual anniversary date of Sublessee’s applicable insurance, an undertaking, signed by Sublessee’s regular insurance broker or any other independent firm of insurance brokers reasonably acceptable to Sublessor which brokers may be in the regular employ of Sublessee (the “Insurance Brokers”), describing in reasonable detail the hull and liability insurance (and property insurance

Exhibit C-2

for detached Engines, Propellers, Spare Engines and Parts) then carried and maintained with respect to such Item of Equipment and stating the opinion of such firm that the insurance complies with the terms of this Sublease; provided, that all information contained in the foregoing undertaking shall be subject to the terms and conditions of Section 12(i) of the Additional Agreement. Sublessee will cause such Insurance Broker to agree to advise Sublessor, Head Lessor, the Trustee and the Owner Participant in writing at least thirty (30) days (seven (7) days in the case of war-risk and allied perils coverage), prior to the cancellation or material adverse change of any insurance maintained pursuant to this Section 10; provided that if the notice period specified above is not reasonably obtainable, the Insurance Broker shall provide for as long a period of prior notice as shall then be reasonably obtainable. In addition, Sublessee will also cause such Insurance Broker to deliver to Head Lessor, Sublessor, the Trustee and the Owner Participant on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by Sublessee to such parties on the relevant Delivery Date except for such changes in the report or the coverage consistent with the terms hereof. In the event that Sublessee or any Permitted Sublessee shall fail to maintain or cause to be maintained insurance as herein provided, Sublessor may at its sole option, but shall be under no duty to, provide such insurance and, in such event, Sublessee shall, upon demand, reimburse Sublessor as Supplemental Rent, for the cost thereof to Sublessor; provided, however, that no exercise by Sublessor of said option shall affect the provisions of this Sublease, including the provisions of Section 13(g).
(d)    Self-Insurance. Sublessee may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise (including, with respect to insurance maintained pursuant to Section 10(b), insuring for an amount that is less than the Agreed Value of the relevant Item of Equipment) the risks required to be insured against pursuant to this Section 10 under a program applicable to all aircraft (whether owned or Subleased) in Sublessee’s fleet, but in no case shall the amount of self-insurance in regard to Section 10 exceed for any occurrence [*] per Aircraft and [*] per Spare Engine or [*] in the case of off-wing engine test runs (the “Maximum Deductible Amount”).
(e)    Terms of Policies. Any policies of insurance carried in accordance with Section 10(a) or Section 10(b) and any policies taken out in substitution or replacement for any of such policies (A) with respect to Section 10(a) only, shall be amended to name the Additional Insureds as additional insureds, (B) may provide for the self-insurance to the extent permitted in Section 10(d), (C) shall provide that if the insurers cancel such insurance for any reason whatever or if any material change is made in such insurance which adversely affects the interest of any Additional Insured, or such insurance shall lapse for non-payment of premium, such cancellation, lapse or change shall not be effective as to any Additional Insured for thirty (30) days (seven (7) days in the case of war-risk and allied perils coverage) after issuance to the Additional Insureds of written notice by such insurers of such cancellation, lapse or change; (D) shall provide that in respect of the respective interests of each Additional Insured in such policies the insurance shall not be invalidated by any action or inaction of Sublessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) or any other Person and shall insure respective interests of the Additional Insureds, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Sublessee (or, if any Permitted Sublease is then in effect, any Permitted

Exhibit C-3

Sublessee), (E) with respect to Section 10(a) only, shall be primary without right of contribution from any other insurance which is carried by any Additional Insured, (F) with respect to Section 10(a) only, shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (G) shall waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured, and (H)  with respect to Section 10(b), shall name Head Lessor as loss payee up to the Agreed Value of the relevant Item of Equipment and provide that (i) in the event of a loss involving such Item of Equipment for which proceeds are in excess of [*] for an Aircraft or [*] for a Spare Engine, which shall be the “Loss Payable Threshold”, the proceeds in respect of such loss up to an amount equal to the Agreed Value for such Item of Equipment shall be payable to Sublessor (except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case Sublessee (or any Permitted Sublessee) shall arrange for any payment of insurance proceeds in respect of such loss to be held for the account of Head Lessor whether such payment is made to Sublessee (or any Permitted Sublessee) or any third party), it being understood and agreed that in the case of any payment to Sublessor or Head Lessor otherwise than in respect of an Event of Loss, Sublessor shall, upon receipt of evidence reasonably satisfactory to it that the damages giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay (or, if applicable, request Head Lessor to pay) the amount of such payment (and all earnings thereon) to Sublessee or its order and (ii) the entire amount of any loss for which proceeds not exceeding such Loss Payable Threshold, or the amount of any proceeds of any loss in excess of the Agreed Value for such Item of Equipment, shall be paid to Sublessee or its order, unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by Sublessor.
(f)    Tail Insurance. Sublessee shall effect and maintain products legal insurance in respect of an Item of Equipment after the Term Expiration Date with respect to the liability policy referred to in Section 10(a) for a maximum period of two (2) years or until the next major check (whichever occurs earlier) two (2) years, and such insurance shall name each Additional Insured as additional insureds.
(g)    Additional Insurance. Sublessee (and any Permitted Sublessee) may at its own expense carry insurance with respect to its interest in respect of each Item of Equipment in amounts in excess of that required to be maintained by this Section 10; each of the Owner Participant and Sublessor may carry for its own account at its sole cost and expense insurance with respect to its interest in respect of each Item of Equipment; provided that such insurance does not prevent Sublessee (or any Permitted Sublessee) from carrying the insurance required or permitted by this Section 10 or materially affect the cost or coverage thereof.
(h)    Application of Payments During Existence of Specified Default or an Event of Default. Any amount referred to in Section 10 hereof payable to or retained by Sublessee (or any Permitted Sublessee) shall not be paid to or retained by Sublessee (or any Permitted Sublessee) if at the time of such payment or retention a Specified Default or an Event of Default has occurred and is continuing, but shall be held by or paid over to Sublessor (or if directed by Sublessor, to Head Lessor) as security for the obligations of Sublessee under this Sublease and, if Sublessor declares

Exhibit C-4

this Sublease to be in default pursuant to Section 14 hereof (or, in the case of an Event of Default described in Section 13(m) or 13(n), this Sublease is deemed to be declared in default), may be applied against Sublessee’s obligations hereunder as and when due. At such time as there shall not be continuing any such Specified Default or Event of Default, such amount shall be paid to Sublessee to the extent not previously applied in accordance with the preceding sentence.
(i)    AVN67B. Sublessee shall provide, or shall ensure that its Insurance Broker provides, insurance certificates evidencing insurance required to be maintained pursuant to this Sublease. Where the provisions of AVN67B (or any replacement endorsement) are in conflict or inconsistent with the insurance provisions of this Sublease, then AVN67B (or any replacement endorsement) shall prevail.

Exhibit C-5